Exhibit 3.4

FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF SEALY INDUSTRIAL PARTNERS IV OP, LP

THIS FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED

PARTNERSHIP (this “Agreement”) is made and entered into effective as of this 22nd day of April, 2022, by and among SEALY INDUSTRIAL PARTNERS IV GP, LLC, a Georgia limited liability company (the “General Partner”), SEALY SIP IV INVESTOR, LLC, a Georgia limited liability company (“Sealy Investor”), SEALY INDUSTRIAL PARTNERS IV REIT, LLC, a Delaware limited liability company (“Sealy REIT”), MARK P. SEALY (the “Withdrawing Limited Partner”), and the Persons listed on Exhibit “A” from time to time under the caption “Limited Partners” (the “Limited Partners”).

BACKGROUND STATEMENT

On February 25, 2022, Sealy Industrial Partners IV OP, LP (defined below as the “Partnership”) was formed by the filing of a Certificate of Limited Partnership with the Georgia Secretary of State and the execution by the General Partner and the Withdrawing Limited Partner of that certain Agreement of Limited Partnership of Sealy Industrial Partners IV, LP (the “Original Agreement”).

The parties hereto now wish to amend and restate the Original Agreement to provide for (i) the admission of Sealy Investor and Sealy REIT as limited partners of the Partnership, (ii) the withdrawal by the Withdrawing Limited Partner as a limited partner of the Partnership, and (iii) certain other changes.

NOW, THEREFORE, it is agreed, and the Original Agreement is hereby amended and restated in its entirety, as follows:

ARTICLE 1. CERTAIN DEFINITIONS

Capitalized terms used in this Agreement and not defined elsewhere herein shall have the following meanings:

“Affiliate” or “affiliate” of a Person means (i) in the case of an individual, any relative of such Person, (ii) any officer, director, trustee, partner, member, manager, employee or holder of ten percent (10%) or more of any class of the voting securities of or equity interest in such Person; (iii) any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such Person; or (iv) any officer, director, trustee, partner, member, manager, employee or holder of ten percent (10%) or more of the outstanding voting securities of any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such Person. For purposes of this definition, the term “controlling”, “controlled by,” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” means this First Amended and Restated Agreement of Limited Partnership

of Sealy Industrial Partners IV OP, LP, as originally executed and as amended and restated from time to time hereafter.

“Assets Under Management” shall have the meaning given to such term in Section 6.10(d) of this Agreement.

“Benefit Plan Investor” has the meaning set forth in the Plan Asset Regulations.

“Capital Account” shall have the meaning given to such term in Section 7.5(a) of this Agreement.

“Capital Contribution” means the amount of money or the fair market value of property actually contributed to the Partnership by a Partner. Except as otherwise provided herein, all Capital Contributions shall consist solely of money and shall be made by wire transfer of immediately available funds to the Partnership’s account or by such other method acceptable to the General Partner. In its sole and absolute discretion, the General Partner may accept, on behalf of the Partnership, from time to time, in-kind Capital Contributions (including, without limitation, in-kind Capital Contributions of real property and interests in Persons that own real property). In the event real property (or interest therein) is contributed as a Capital Contribution in kind, the net fair market value of such property shall be determined, in the sole and absolute discretion of the General Partner, by (i) independent appraisal, (ii) recent third-party transactions with respect to such real property, or (iii) such other objective factors which the General Partner reasonably considers to be suitable evidence of value. Notwithstanding any provision herein to the contrary, Direct Selling Costs paid by a Limited Partner in connection with the acquisition of Units shall not be treated as Capital Contributions to, or credited to such Limited Partner’s Capital Account in, the Partnership.

“Capital Event” means (i) a transaction pursuant to which the Partnership (or any entity in which the Partnership has a direct or indirect interest and which owns a Real Estate Asset) finances or refinances mortgage indebtedness with respect to a Real Estate Asset; (ii) a sale, condemnation, exchange or a casualty not followed by reconstruction, or other disposition, whether by foreclosure or otherwise, of all or a portion of a Real Estate Asset owned by the Partnership (or any entity in which the Partnership has a direct or indirect interest and which owns a Real Estate Asset); or (iii) an insurance recovery or any other transaction with respect to the Partnership (or any entity in which the Partnership has a direct or indirect interest and which owns a Real Estate Asset) which, in accordance with generally accepted accounting principles, is considered capital in nature.

“Certificate of Limited Partnership” means the Partnership’s Certificate of Limited Partnership, as amended.

“Class I Limited Partners” means all Persons who own Class I Units.

“Class I Units” refer to Interests in the Partnership that are owned by Class I Limited Partners.

“Code” means the Internal Revenue Code of 1986, as amended.

“Death/Disability Event” shall have the meaning given to such term in Section 11.3(a) of this Agreement.

“Direct Selling Costs” means selling commissions, managing broker-dealer fees, broker- dealer due diligence fees and other similar costs incurred in connection with the purchase of Units. The Direct Selling Costs for each class of Unit shall vary as more particularly described in the Memorandum.

“Distributable Cash” shall mean an amount equal to all cash received by the Partnership for any period from Partnership operations or otherwise (including, without limitation, proceeds from Capital Events with respect to Real Estate Assets that the General Partner elects to not reinvest in the Partnership), plus any cash that becomes available from Reserves, less the sum of the following to the extent paid or set aside by the Partnership: (i) all principal and interest payments on indebtedness of the Partnership (including but not limited to loans by Partners) and all other sums paid to lenders; (ii) all operating expenditures and capital expenditures (excluding capital expenditures that are underwritten and funded at the closing of acquisitions) incurred in the Partnership’s business; and (iii) all cash that is added to Reserves (including funds to be used for the acquisition of additional Real Estate Assets and funds to be used to redeem Units). Notwithstanding the foregoing or any other provision herein to the contrary, prior to a Dissolution Event, and subject to the Partnership’s obligation to satisfy outstanding Redemption Requests pursuant to Section 11.3 hereof, the General Partner shall have the right, in its sole discretion, to reinvest any proceeds derived from a Capital Event involving a Real Estate Asset in other Real Estate Assets (current or future acquisitions or developments) and for other purpose, and any such proceeds that the General Partner decides to reinvest shall not be included in Distributable Cash.

“Distribution Reinvestment Plan” shall have the meaning given to such term in Section 8.7(a) of this Agreement.

“Dissolution Event” shall have the meaning given to such term in Section 12.1(a) of this Agreement.

“Entity Tax” shall have the meaning given to such term in Section 16.18(d) of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Partner” shall mean any Limited Partner which is (a) an “employee benefit plan”subject to Title I of ERISA or Section 4975 of the Code, (b) the nominee holder of a Limited Partner’s interest in the Partnership, the beneficial owner of which interest is such an employee benefit plan, or (c) a partnership consisting in whole or in part of employee benefit plans which have in the aggregate made capital contributions at least equal to twenty-five percent (25%) of the total capital contributions made to such partnership.

“ERISA Withdrawal Date” shall have the meaning given to such term in Section 7.9(b) of this Agreement.

“Excess Redemption Amount” shall have the meaning given to such term in Section 11.3(a) of this Agreement.

“Fiscal Year” shall have the meaning given to such term in Section 14.2 of this Agreement.

“General Partner” means Sealy Industrial Partners IV GP, LLC, a Georgia limited liability company, and any other Person subsequently admitted to the Partnership as a general partner.

“General Redemption Policy” means the rights and obligations of the Partnership and the Partners relating to the redemption of Units as described in Section 11.3(a) of this Agreement.

“Gross Asset Value” shall have the meaning given to such term in Section 7.8(b) of this Agreement.

“Gross Per Unit Sales Price” means the gross sales price paid (in cash or through contribution of property) for a Unit inclusive of Direct Selling Costs paid for such Unit (but exclusive of transaction costs [including, without limitation, any transaction fees paid to the Partnership] with respect to each Limited Partner that acquires its Units through a contribution of property). The Gross Per Unit Sales Price shall be adjusted from time to time by the General Partner in accordance with the Memorandum. In general, the Gross Per Unit Sales Price shall be adjusted each time the General Partner establishes a new NAV Per Unit. The Gross Per Unit Sales Price for each compensatory Unit issued pursuant to Section 6.10(l) shall be deemed to equal to the NAV Per Unit on the date of issuance.

“Gross Purchase Price” means the aggregate amount paid (or the aggregate equity contribution value of property contributed [i.e., the value of such property net of debt and other liabilities assumed]) by a Limited Partner for a specified number and class of Units (i) inclusive of Direct Selling Costs with respect to each Limited Partner that acquires its Units through a contribution of cash, and (ii) exclusive of transaction costs (including, without limitation, any transaction fees paid to the Partnership) with respect to each Limited Partner that acquires its Units through a contribution of property.

“GRULPA” means the Georgia Revised Uniform Limited Partnership Act, as amended.

“Indemnitee” shall have the meaning given to such term in Section 6.7(a) of this Agreement.

“Independent Members” shall have the meaning given to such term in Section 6.11(a) of this Agreement.

“Initial Closing” means the initial closing for the Offering that occurred on the date hereof.

“Interest” means a Partner’s entire interest in the Partnership, including without limitation such Partner’s economic rights and interest in the Partnership and the right to participate in the management of the business and affairs of the Partnership (including without limitation the right to vote on, consent to, or otherwise participate in any decision or action of or by the Partners granted pursuant to this Agreement or GRULPA).

“Joint Ventures” shall have the meaning given to such term in Section 6.10(g)(i) of this Agreement.

“Limited Partners” means all Persons (including, without limitation, the Class I Limited Partners) who acquire Units and are admitted to the Partnership as Limited Partners in accordance with this Agreement. The Limited Partners (as of the date hereof) are listed on Exhibit “A”, which Exhibit “A” may be amended each time a Limited Partner or substitute Limited Partner is admitted to the Partnership. The Class I Limited Partners shall have the same voting, approval and consent rights, and the same rights to participate in decisions and actions of the Limited Partners and the

Partners as set forth in this Agreement and under the GRULPA.

“Majority Interest” means Units of Persons which, when taken together, constitute a majority of all Units held by all Persons entitled to vote on or consent to the issue in question.

“Majority Vote” means the vote or written consent of the Persons holding a majority of the Units held by all such Persons entitled to vote on or consent to the issue in question.

“Management Committee” shall have the meaning given to such term in Section 6.11(a) of this Agreement.

“Memorandum” collectively refers to (i) that certain Confidential Private Placement Memorandum for Offering of Class A Units of Limited Partnership Interest in Sealy Industrial Partners IV, LP, dated April 22, 2022, and all exhibits and supplements thereto, (ii) that certain Confidential Private Placement Memorandum for Offering of Class R Units of Limited Partnership Interest in Sealy Industrial Partners IV, LP, dated April 22, 2022, and all exhibits and supplements thereto, (iii) that certain Confidential Private Placement Memorandum for Offering of Class I Units of Limited Partnership Interest in Sealy Industrial Partners IV, LP, dated April 22, 2022, and all exhibits and supplements thereto; and (iv) that certain Confidential Private Placement Memorandum for Offering of Class I Units of Limited Partnership Interest in Sealy Industrial Partners IV OP, LP, dated April 22, 2022, and all exhibits and supplements thereto.

“NAV” shall have the meaning given to such term in Section 7.8(b) of this Agreement.

“NAV Per Unit” shall have the meaning given to such term in Section 7.8(b) of this Agreement.

“New Allocations” shall have the meaning given to such term in Section 9.4 of this Agreement.

“Offering” shall have the meaning given to such term in Section 4.2(a) of this Agreement.

“Original Agreement” shall have the meaning given to such term in the Background Statement.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means Sealy Industrial Partners IV OP, LP, a Georgia limited partnership.

“Partnership Percentage.” Each Partner shall have a Partnership Percentage which shall at all times be equal to the number of Units owned by such Partner, divided by the aggregate number of Units owned by all Partners.

“Partnership Representative” shall have the meaning given to such term in Section 16.18(a) of this Agreement.

“PERISA Partner” shall have the meaning given to such term in Section 7.9(f) of this Agreement.

“Person” means an individual, corporation, partnership, association, limited liability company, joint stock company, trust or unincorporated organization.

“Plan Asset Regulations” means the U.S. Department of Labor plan asset regulations, 29 C.F.R. §2510.3 101 et seq., as amended.

“Portfolio” means all of the interests in the Real Estate Assets then owned, directly or indirectly, by the Partnership.

“Preferred Return Account” means an account maintained for each Limited Partner (other than the General Partner in its capacity as a Limited Partner, Sealy REIT and Sealy Investor) equal to (i) a cumulative, non-compounded return (calculated like interest) equal to six percent (6%) on such Limited Partner’s Unreturned Invested Capital Account balance outstanding from time to time, less (ii) the aggregate distributions made to such Limited Partner pursuant to Section 8.1(a) of this Agreement. A Limited Partner that has made more than one investment in Units (i.e., made Capital Contributions to the Partnership in exchange for Units at different points in time) may have more than one Preferred Return Account to separately track Subordinated Participation Interests with respect to such Units owned by such Limited Partner.

“Prime Rate” means the “prime rate” as published in The Wall Street Journal (Eastern Edition) under its “Money Rates” column and specified as “[t]he base rate on corporate loans at large U.S. commercial banks,” or, if no longer published as such, the rate of interest announced from time to time by Bank of America, N.A., as its prime rate, base rate or reference rate. If The Wall Street Journal (Eastern Edition) publishes more than one “Prime Rate” under its “Money Rates” column, then the Prime Rate shall be the average of such rates. If The Wall Street Journal (Eastern Edition) is not published on a date when Prime Rate is to be determined, then Prime Rate shall be the Prime Rate published on the date which first precedes the date on which Prime Rate is to be determined.

“Principals” means Scott P. Sealy, Sr., Mark P. Sealy, Scott P. Sealy, Jr. and Michael P.Sealy.

“Promoted Interest” shall have the meaning given to such term in Section 6.10(g)(ii) of this Agreement.

“Qualifying Appraisal” shall have the meaning given to such term in Section 7.8(a) of this Agreement.

“Real Estate Asset” shall have the meaning given to such term in Section 4.1 of this Agreement.

“Redemption Date” shall have the meaning given to such term in Section 11.3(a) of this Agreement.

“Redemption Request” shall have the meaning given to such term in Section 11.3(a) of this Agreement.

“Regulations” or “Treasury Regulations” means regulations promulgated by the Department of Treasury of the United States in respect of the Code.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the

Code.

“REIT Requirements” shall mean the requirements for an entity to be qualified and taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code and applicable Regulations related thereto.

“Reserves” shall mean funds set aside and amounts allocated to reserves in amounts determined by the General Partner (in its sole and absolute discretion) (i) for working capital, (ii) to pay taxes, insurance, debt service or other costs or expenses (fixed or contingent) incident to the ownership or operation of the Partnership’s business, and (iii) for other Partnership purposes, including without limitation the acquisition of additional Real Estate Assets and the redemption of Units.

“Review Year” shall have the meaning given to such term in Section 16.18(c) of this Agreement.

“Sealy” or “Sponsor” means Sealy & Company, LLC, a Georgia limited liability company, and its affiliated group of management and investment entities.

“Sealy GP” shall have the meaning given to such term in Section 6.10(g)(i) of this Agreement.

“Sealy Investor” shall have the meaning given to such term in the Preamble.

“Sealy JV Capital” shall have the meaning given to such term in Section 6.10(g)(ii) of this Agreement.

“Sealy REIT” shall have the meaning given to such term in the Preamble.

“SIP IV” means Sealy Industrial Partners IV, LP, a Georgia limited partnership.

“Subordinated Participation Interest” shall have the meaning given to such term in Section6.10(k) of this Agreement.

“Subpartnership” means any partnership, limited liability company, corporation, REIT, or other similar entity in which the Partnership has a direct or indirect interest.

“Subscription Agreement” means, as to any Limited Partner, the subscription agreement between such Partner and the Partnership in connection with its purchase of Units. Each Subscription Agreement shall be substantially in the form approved by the General Partner in its sole discretion.

“Subsequent Closing” shall have the meaning given to such term in Section 7.1(c)(ii) of this Agreement.

“Subsequent Offering” shall have the meaning given to such term in Section 4.2(b) of this Agreement.

“Successor” shall have the meaning given to such term in Section 12.1(c) of this Agreement.

“Super Majority Vote” means the vote or written consent of Persons holding two-thirds (2/3) of the Units held by all such Persons entitled to vote on or consent to the issue in question.

“Target Amount” shall have the meaning given to such term in Section 9.2(d) of this Agreement.

“Tax Liability” means the income tax liability of a Partner with respect to its allocable share of Net Profits of the Partnership for any Fiscal Year calculated at a rate of forty percent (40%) of such Partner’s allocable share of the Net Profits for the applicable Fiscal Year as reflected in the tax return of the Partnership filed with respect to such Fiscal Year. As to any Fiscal Year as to which the Partnership’s tax returns have not been filed, such Tax Liability shall be computed based on a reasonable estimate by the General Partner of the Net Profits for such Fiscal Year.

“Tax Payment Loan” shall have the meaning given to such term in Section 8.3 of this Agreement.

“Transfer” means to sell, assign, mortgage, pledge, encumber, hypothecate or otherwise transfer.

“UBTI” shall have the meaning given to such term in Section 6.12 of this Agreement.

“Units” represent the Interests of the Limited Partners in the Partnership which include,without limitation, Class I Units and any limited partner Interests issued in the future at any Subsequent Offering.

“Unreturned Invested Capital Account” means an account maintained for each Limited Partner (other than the General Partner in its capacity as a Limited Partner, Sealy REIT and Sealy Investor) equal to (i) the Gross Purchase Price paid by such Limited Partner for all Units owned by such Limited Partner, less (ii) the aggregate distributions to such Limited Partner pursuant to Section 8.1(b) of this Agreement. A Limited Partner that has made more than one investment in Units (i.e., made Capital Contributions to the Partnership in exchange for Units at different points in time) may have more than one Unreturned Invested Capital Account to separately track Subordinated Participation Interests with respect to such Units owned by such Limited Partner.

“Valuation Date” means any day as of which the Gross Asset Value, NAV, or NAV Per Unit is established under the terms of this Agreement.

“Withdrawal” shall have the meaning given to such term in Section 12.1(a) of this Agreement.

“Withdrawing Limited Partner” shall have the meaning given to such term in the Preamble.

“Withholding Tax Act” shall have the meaning given to such term in Section 8.3 of this Agreement.

See Section 9.1 for additional definitions related to the allocation of Net Profits and Net Losses.

ARTICLE 2. NAME

The Partners shall conduct the business of the Partnership under the name “Sealy Industrial Partners IV OP, LP”. The General Partner may from time to time change such name provided that the General Partner sends written notice of such change to the Limited Partners.

ARTICLE 3. ORGANIZATION AND LOCATION

3.1.
Formation and Continuation of Limited Partnership. Pursuant to the provisions of GRULPA, the Partnership was formed by filing with the Secretary of State of the State of Georgia a Certificate of Limited Partnership as required by GRULPA. This Agreement amends, restates and supersedes the Original Agreement in its entirety, and the Partners hereby continue the business of the Partnership pursuant to this Agreement.
3.2.
Admission of Limited Partners; Withdrawal of Withdrawing Limited Partner; Continuation by General Partner. Effective as of the date hereof, (i) Sealy Investor and Sealy REIT are hereby admitted to the Partnership as Limited Partners, (ii) the Withdrawing Limited Partner agrees to and hereby does withdraw as a Limited Partner of the Partnership, and (iii) the General Partner hereby continues as the sole general partner of the Partnership.
3.3.
Principal Office; Registered Agent and Registered Office. The Partnership shall maintain its principal office at 333 Texas Street, Suite 1050, Shreveport, Louisiana 71101. The General Partner may from time to time change such offices provided that the General Partner sends written notice of such change to the Partners. The registered office in the State of Georgia is Morris, Manning & Martin, LLP, 3343 Peachtree Road, N.E., Suite 1600, Atlanta, Georgia 30326, and the agent for service of process at such address shall be Michael J. Rhim. The General Partner may establish additional offices or places of business of the Partnership when and as required by the Partnerships business.

ARTICLE 4. PURPOSE

4.1.
Generally. The primary purpose of the Partnership shall be to (i) acquire, develop, hold, maintain, operate, finance, sell, improve, lease, dispose of and otherwise invest in, directly or indirectly through Subpartnerships, income-producing industrial and other commercial real estate properties located throughout the United States, which may include undeveloped land and development projects that generally will represent not more than 20% of the total value of the Partnership’s Portfolio (each a “Real Estate Asset” and collectively, “Real Estate Assets”), and (ii) engage in other activities incidental or related thereto, in accordance with and subject to certain restrictions set forth in this Agreement or contained in the Memorandum; provided, however, that such business shall be limited to and conducted in such a manner as to permit Sealy REIT at all times to qualify as a REIT, unless Sealy REIT otherwise ceases to qualify as a REIT.
4.2.
Offerings.
(a)
Offering. On April 22, 2022, SIP IV commenced an offering of up to $750 million in Units, expandable up to $1 billion in Units in the General Partner’s sole discretion, as described in the Memorandum as may be supplemented or amended from time to time (the “Offering”). On the date hereof, SIP IV is holding the Initial Closing for the Offering, pursuant to which SIP IV is issuing Units to General Partner, Sealy Investor and Sealy REIT as more particularly described below in Article VII below. The General Partner intends to hold one or more additional closings for the Offering after the date hereof in accordance with the Memorandum.
(b)
Subsequent Offerings. In furtherance of the Partnership’s purpose described above in Section 4.1, in addition to issuing Units pursuant to the Offering, the General Partner shall have the unilateral right to cause the Partnership to issue at any time after the date hereof additional Units to existing Limited Partners and/or other Persons on such terms and conditions as the General Partner shall determine in its sole direction pursuant to one or more subsequent offerings (“Subsequent Offerings”), without the consent or approval of any Limited Partner; provided, however, that each such Subsequent Offering and related issuance of additional Units shall require the consent of the Management Committee pursuant to Section 6.11 below. Units issued pursuant to a Subsequent Offering may consist of additional Units that may have certain voting and/or economic preferences over other existing Units (including, without limitation, the Class I Units), and existing Limited Partners shall be given the opportunity to participate in each such Subsequent Offering on such terms and conditions as determined within the sole discretion of the General Partner.
4.3.
REIT Compliance. The Partners acknowledge that Sealy REIT intends to continue to qualify at all times as a REIT, and that the ability of Sealy REIT to qualify as a REIT will depend upon the nature of the Partnership’s operations. Accordingly, and notwithstanding anything to the contrary otherwise contained in this Agreement, the business and activities of the Partnership (including the business and activities of any Subpartnership) are intended to be conducted as if the Partnership were itself a REIT, and in a manner that will permit Sealy REIT to maintain its qualification as a REIT. To this end, the Partnership and its Subpartnerships will operate in such a manner such that the Partnership, assuming it were a REIT, would satisfy the REIT Requirements and avoid incurring any taxes under Section 857 or Section 4981 of the Code.

ARTICLE 5. TERM

The term of the Partnership commenced on the date the Certificate of Limited Partnership was filed with the Secretary of State of the State of Georgia, and shall continue until terminated in accordance with the provisions of Article 12 hereof.

ARTICLE 6. MANAGEMENT OF THE PARTNERSHIP

6.1.
Rights and Powers of General Partner. Except as expressly provided in this Article 6 or elsewhere in this Agreement, the General Partner shall have the full, complete, and exclusive right, power and obligation to manage and control the business of the Partnership and to make all decisions affecting the affairs of the Partnership (including without limitation all decisions related to investments in Subpartnerships or Real Estate Assets), and the General Partner is hereby authorized to take all actions it deems necessary, desirable and convenient with respect thereto.
6.2.
Rights and Powers of Limited Partners. Except as expressly provided in this Article 6 or elsewhere in this Agreement, no Limited Partner in his capacity as a Limited Partner shall take part in the conduct or control of the Partnership’s business nor shall any Limited Partner have authority or power to act for or bind the Partnership in any respect.
6.3.
Specific Management Authority. Without limiting the generality of Section 6.1, but subject to the provisions contained in this Article 6 or elsewhere in this Agreement, the General Partner shall have the power and authority on behalf of the Partnership, without the prior written consent of the Limited Partners, to:
(a)
acquire any Real Estate Asset or interest in any Real Estate Asset, whether the interest of the Partnership is direct or indirect (and including, without limitation, any acquisition of an interest in any Subpartnership or any Person which directly or indirectly owns an interest in any Real Estate Asset);
(b)
Transfer any Real Estate Asset, whether the interest of the Partnership is direct or indirect (and including, without limitation, any Transfer of an interest in any Subpartnership or the Person which directly or indirectly owns an interest in any Real Estate Asset);
(c)
cause or permit the Partnership to borrow money, or mortgage or grant any security interest in or other encumbrance on any property (including in any Subpartnership) owned by the Partnership; provided that any borrowing by the Partnership shall be nonrecourse to the Limited Partners;
(d)
increase or decrease the amount of Partnership Reserves;
(e)
make any tax election;
(f)
institute or settle any legal claims;
(g)
select accountants or attorneys for the Partnership;
(h)
amend, modify, recast or replace any financing to which the Partnership is a party or which encumbers assets of the Partnership;
(i)
enter into and carry out contracts necessary to, in connection with, or incidental to the accomplishment of the purposes of the Partnership, to the fullest extent as may be lawfully carried on or performed by a partnership under the laws of each state in which the Partnership is then formed or qualified;
(j)
open, maintain and close bank accounts;
(k)
purchase and maintain insurance on behalf of the Partnership with such limits and coverages as the General Partner deems appropriate;
(l)
admit substitute and additional Partners in accordance with Article 10;
(m)
prior to a Dissolution Event, reinvest in one or more Real Estate Assets and Subpartnerships any proceeds derived from a Capital Event involving a Real Estate Asset;
(n)
structure any disposition of a Real Estate Asset in a tax advantaged manner, including without limitation engaging in a tax free exchange of property as described in Section 1031 of the Code;
(o)
redeem Units from time to time in accordance with Section 7.9 or Section 11.3 hereof; and

(q) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing Sealy REIT at all times to qualify as a REIT unless Sealy REIT voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the GRULPA.

6.4.
Limitation on Power of General Partner - Major Decisions. Without the prior consent of the Limited Partners by Majority Vote, the General Partner shall not have the authority to:
(a)
perform any act in contravention of the Partnership’s Certificate of Limited Partnership;
(b)
perform any act that is beyond the scope of the purpose of the Partnership;
(c)
possess Partnership property, or assign its General Partner’s rights in specific Partnership property, for other than a Partnership purpose.
6.5.
Power of Attorney. Each Partner does hereby constitute and appoint the General Partner as such Partner’s true and lawful representative and attorney-in-fact, in his name, place and stead singly to make, acknowledge, seal, swear to, verify, deliver, and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to: (i) a Certificate of Limited Partnership, any amendment or restatement thereof or of this Agreement, including without limitation amendments and restatements providing for the admission of any substitute or additional Partners pursuant to Article 10 or any other provision of this Agreement; (ii) any bill of sale, assignment, deed, mortgage, deed to secure debt, security agreement or other document relating to the Partnership or the assets of the Partnership; (iii) all instruments and certificates necessary or desirable to effect the continued existence or the dissolution or termination of the Partnership; (iv) any other document or instrument necessary to carry out the provisions of this Agreement; and (v) all such other instruments and certificates related to the assets of the Partnership or the affairs of the Partnership as the General Partner may deem to be necessary or desirable. The General Partner is authorized to maintain the transfer list if required to be maintained pursuant to Section 6112 of the Code, or any successor provision thereto, provided that each Partner furnishes the General Partner with all information necessary for the General Partner to maintain such a list. The power of attorney granted hereunder is a special power of attorney coupled with an interest and is irrevocable.
6.6.
Duties of General Partner; Other Activities of General Partner. The General Partner shall devote such time, effort and skill to the affairs of the Partnership and its management as it may deem to be reasonably required for its welfare and success. Notwithstanding the foregoing, neither the General Partner, the Sponsor, the Principals, nor any of their respective Affiliates shall be expected to devote his or its full time to the performance of the General Partner’s duties hereunder.
6.7.
Limitation on Liability of Partners and Other Parties; Indemnification.
(a)
Neither the General Partner, nor the Sponsor, nor any member of the Management Committee, nor any of their respective Affiliates, members, partners, directors,

officers and employees (each an “Indemnitee” and collectively, the “Indemnitees”) shall be liable to the Partnership or to any Partner for negligence or for honest mistakes of judgment or losses or liabilities due to such mistakes or due to the negligence, dishonesty, unlawful acts or bad faith of any broker or other agent, accountant, attorney, other professional or Person employed by the Partnership provided that such Person was selected, engaged, retained and supervised by such Indemnitee with reasonable care. An Indemnitee shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of an Indemnitee if such Indemnitee, in good faith, determined that such course of conduct was in, and not opposed to, the best interests of the Partnership and such course of conduct did not constitute fraud, bad faith, willful misconduct, gross negligence or reckless disregard of such Indemnitee’s duties.
(b)
The Indemnitees shall not be liable to the Partnership or any Limited Partner for any act or omission by an Indemnitee in the absence of fraud, bad faith, willful misconduct, gross negligence or reckless disregard of his or her duties on such Indemnitee’s part. The Partnership shall indemnify each Indemnitee against any loss, damage or expense incurred by such Indemnitee as a result of, or in connection with, the affairs of the Partnership, except to the extent such loss, damage or expense arises out of such Indemnitee’s fraud, bad faith, willful misconduct, gross negligence or reckless disregard of such Indemnitee’s duties. The Partnership may purchase insurance or reimburse the General Partner for a portion of the cost of insurance to insure the Partnership and each Indemnitee against liability in connection with the activities of the Partnership or the General Partner.
(c)
Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against any Person who may be entitled to indemnification pursuant to this Section 6.7 may be paid by the Partnership in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by such Person on behalf of the Partnership, (ii) the legal action is initiated by a third party who is not a Limited Partner, and (iii) such Person undertakes to repay the advanced funds to the Partnership in cases in which it is not entitled to indemnification under this Section 6.7.

(d)
The term “General Partner” as used in this Section 6.7 shall include any additional or substitute general partner and any Affiliate of a General Partner performing services on behalf of the Partnership.
(e)
The Partnership shall indemnify, to the fullest extent permitted by law, to the extent of the Partnership assets, each Limited Partner against any claims of liability asserted against each such Limited Partner based on such Limited Partner being a limited partner in the Partnership.
(f)
Notwithstanding any other provisions of this Agreement or the GRULPA, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of Sealy REIT to continue to qualify as a REIT or (ii) to prevent Sealy REIT from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

6.8.
Removal of General Partner. At a meeting called expressly for that purpose, the General Partner may be removed for cause by the Super Majority Vote of the Limited Partners. For purposes of this Section 6.8, “cause” shall mean conviction (or, in the case of clause (ii) and (iii) immediately following, a civil adjudication to the same effect) of the General Partner, Mark P. Sealy, or Scott P. Sealy for commitment of (i) a felony, (ii) fraud against the Partnership, or (iii) intentional misconduct which causes a material adverse consequence to the Partnership. After deciding to remove the General Partner for cause, written notice shall be delivered to all the Partners, and the Partners shall then decide, in accordance with Article 12, whether to appoint a new General Partner and continue the Partnership, or to dissolve the Partnership. Upon removal for cause, the Interest of the General Partner in the Partnership shall be converted, without any further action being necessary to effect such conversion, into a Limited Partner Interest having the same rights to distributions and the same allocations of Net Profits and Net Losses that it had as General Partner. Such removal for cause of the General Partner shall be effective upon delivery of written notice of such action to the Partners. The removed General Partner, even though removed pursuant to this Section 6.8, shall remain entitled to exculpation and indemnification, in its capacity as a General Partner, from the Partnership pursuant to this Agreement with respect to any matter arising prior to its removal and shall have no liability to the Partnership as a general partner in respect to any matter arising after its removal as General Partner. The removed General Partner shall have the right to require the Partnership and any Affiliate to conduct its business under a name not using the term “Sealy” or any variation thereof. Upon its appointment, the new General Partner shall promptly amend the Partnership’s Certificate of Limited Partnership and other state filings to reflect the conversion of the former General Partner into a Limited Partner, the admission of a new General Partner and, if required, to reflect the change of the Partnership’s name.
6.9.
ERISA. The General Partner shall use commercially reasonable efforts to cause the investments of the Partnership not to be treated as “plan assets” for investing retirement plans under the Plan Assets Regulations of ERISA either by (A) operating in a manner to qualify as a “venture capital operating company” or a “real estate operating company” as those terms are defined for purposes of ERISA or (B) not permitting Benefit Plan Investors to have “significant” equity participation, as defined in the Plan Asset Regulations (i.e., the “under 25%” test). The General Partner may, but is not obligated to, take appropriate action, including without limitation, (i) rejection of subscriptions submitted by Benefit Plan Investors, (ii) refusal to consent to Transfers of Interests to Benefit Plan Investors, in order to keep the investment by Benefit Plan Investors “not significant” within the meaning of the Plan Assets Regulations of ERISA, or (iii) require an ERISA Partner to withdraw from the Partnership in accordance with Section 7.9.
6.10.
Compensation of the Partners and Their Affiliates and Payment of Expenses.
(a)
Generally. The General Partner, the Sponsor and Affiliates thereof have been, and shall be, paid fees for the services they provide to manage the operations of the Partnership and manage the Real Estate Assets. The prior approval of the Management Committee is required for transactions between the Partnership or a Subpartnership and the General Partner or its Affiliate (including payment of compensation) other than (i) transactions with Affiliates for property management and other property-related services on market terms; (ii) services provided for in this Agreement; and (iii) compensation set forth in the Memorandum and/or this Agreement.
(b)
Acquisition Fee. Concurrently with the acquisition of each Real Estate Asset by the Partnership or a Subpartnership (including, without limitation, a Joint Venture) or through a co-ownership arrangement in connection with sourcing, underwriting, evaluating and acquiring each Real Estate Asset, the Partnership shall pay (or cause such Subpartnership to pay) to the General Partner an acquisition fee in an amount up to one percent (1%) of the total purchase price (or contribution value if the Real Estate Asset is contributed to the Partnership or a Subpartnership) of each Real Estate Asset acquired. In the event that the Partnership or a Subpartnership enters into a Joint Venture, the amount of the acquisition fee will be calculated based upon the Partnership’s or Subpartnership’s percentage of the equity contributed to the Joint Venture applied to the total purchase price of the underlying Real Estate Asset. Acquisition services that are provided by the General Partner include finding, negotiating and procuring investment opportunities, underwriting services, production of presentations for investment, due diligence management, coordination and management of the acquisition process, real estate market research (including market, inventory, and transaction activity statistics), building and maintaining relationships with real estate leasing and investment broker resources and market makers, and management of the transition of ownership on behalf of the Partnership.
(c)
Financing Fee. Concurrently with the closing of each Partnership or Subpartnership financing or refinancing, the Partnership shall pay (or cause a Subpartnership to pay) to the General Partner a market-based financing fee of up to zero and 50/100 percent (0.50%) of the principal amount of each such loan.
(d)
Asset Management Fee. The Partnership (or SIP IV) shall pay the General Partner a monthly asset management fee in an amount up to one-twelfth of one percent (1%) of the

Assets Under Management of the Portfolio. The term “Assets Under Management” means the book value of the Portfolio as of the last day of the immediately preceding month. For the purpose of calculating the asset management fee, “book value” shall mean the purchase price for each Real Estate Asset, as stipulated in the purchase agreement, plus closing costs, unless such Real Estate Asset has been contributed to the Partnership as a Capital Contribution. For Real Estate Assets that have been contributed to the Partnership (or a Subpartnership) as a Capital Contribution, “book value” shall mean the agreed-upon value of each such Real Estate Asset, plus closing costs. For the purpose of calculating the asset management fee, the “book value” of a Real Estate Asset shall not be reduced by accumulated depreciation. In the event that the Partnership (or a Subpartnership) enters into a Joint Venture, the amount of the asset management fee shall be calculated based upon the Partnership’s (or Subpartnership’s) percentage of the equity contributed to the Joint Venture applied to the total purchase price of the underlying Real Estate Asset.

(e)
Disposition Fee. In the event of a disposition or liquidation of one or more of the Partnership’s (or a Subpartnership’s) Real Estate Assets, the Partnership shall pay (or cause a Subpartnership to pay) to the General Partner a disposition fee in an amount up to zero and 50/100 percent (0.50%) of the contract sale price of each Real Estate Asset disposed. In the event that the Partnership (or a Subpartnership) enters into a Joint Venture, the amount of the disposition fee shall be calculated based upon the Partnership’s (or Subpartnership’s) percentage of the equity contributed to the Joint Venture applied to the total sale price of the underlying Real Estate Asset.
(f)
Real Estate Asset Operations. With respect to each Real Estate Asset acquired by the Partnership or Subpartnership, Sealy shall enter into a property management agreement with the Partnership or Subpartnership and be paid fees at market rates in exchange for property management and other property-related services. In connection with those agreements, the more typical and substantial services for which Sealy receives market rate compensation are

(i) property management fees typically in the range of two percent (2%) to four percent (4%) of monthly gross cash receipts from operations, (ii) development fees paid to unaffiliated parties for similar services in the market where each Real Estate Asset exists, (iii) construction management fees typically in the range of three percent (3%) to six percent (6%) of total construction hard costs, and (iv) market- based leasing commissions based on the location of each Real Estate Asset, in addition to other lesser related property management fees and reimbursements as described in Sealy’s standard property management agreement.
(g)
Promoted Interests in Future Joint Ventures.
(i)
The Partnership intends to acquire new Real Estate Assets (directly or indirectly through Subpartnerships) in the future to grow the Portfolio. It is anticipated that some or all of these future acquisitions and developments shall be accomplished through the use of joint venture vehicles (“Joint Ventures”) involving the Partnership (directly or indirectly) and one or more unaffiliated parties. In some of these Joint Ventures, the general partner or manager shall be a Sealy- controlled entity (the “Sealy GP”) that shall typically be responsible for coordinating and directing the day-to-day management, development, leasing and operation of the Real Estate Asset on behalf of the Joint Venture, but often subject to a list of “major decisions” which shall require the approval of the unaffiliated parties. In other Joint Ventures, the general partner or manager will be an unaffiliated third party that will typically be responsible for coordinating and directing the day-to-day management, development, leasing and operation of the property on behalf of the Joint Venture, but often subject to a list of “major decisions” which will require the approval of the Partnership. The structure of each Joint Venture as it relates to the Partnership may vary (each such structure to be determined by the General Partner in its sole discretion). For example, in some Joint Ventures, the Partnership may be a direct owner, whereas in other Joint Ventures, the Partnership may be an indirect owner through the Sealy GP or some other entity.

(ii)
In Joint Ventures involving a Sealy GP, it is anticipated that the Sealy GP in each Joint Venture shall receive a promoted interest (a “Promoted Interest”) pursuant to which the Sealy GP shall receive a percentage of the profits of the Joint Venture (typically ranging from 10%-50%) after payment of a preferred return on invested capital (typically ranging from 6%-12%); provided, however, that the Promoted Interest shall not apply with respect to any capital invested by the Partnership in a Joint Venture (i.e., to avoid a double promote on Partnership capital). Sealy has agreed that the Partnership shall be allocated up to 25% of each Promoted Interest in accordance with the following:
(A)
if the Partnership provides a non-recourse carve-out guaranty with respect to financing for a particular Joint Venture, then the Partnership shall be allocated 25% of the Promoted Interest for the Joint Venture regardless of how much capital the Partnership invests in such Joint Venture; provided, however, that the Partnership shall not provide any such non- recourse carve-out guaranty with respect to a particular Joint Venture unless the Partnership invests at least 50% of the Sealy JV Capital (defined below) for such Joint Venture; or
(B)
if the Partnership does not provide a financing guaranty with respect to a particular Joint Venture, then the Partnership’s share of the Promoted Interest for such Joint Venture shall be equal to (I) 25%, multiplied by (II) the percentage of capital invested by the Partnership in such Joint Venture relative to all capital (the “Sealy JV Capital”) invested in such

Joint Venture by Sealy GP and its Affiliates.
(iii)
To illustrate subpart (ii)(B) above, suppose Sealy GP forms a Joint Venture with an unaffiliated investor, pursuant to which Sealy GP is required to contribute 10% of all capital (the other 90% to be contributed by the unaffiliated investor) and receives a Promoted Interest after a return of all capital and payment of a preferred return on such capital. If, in this example, the Partnership invests 60% of Sealy GP’s required 10% capital (but does not guaranty any Joint Venture financing), then the Partnership would be allocated 15% of the Promoted Interest (calculation: 25% (maximum share of Promoted Interest allocated to the Partnership) * 60% (percentage of Sealy GP’s share of required capital that is invested by the Partnership)).
(h)
Reimbursement of Expenses. The Partnership (or SIP IV) shall reimburse the General Partner and its Affiliates for all expenses incurred in the operation and administration of the Partnership, SIP IV, Sealy REIT and the Subpartnerships, including without limitation, expenses relating to the acquisition, development, asset management and disposition of Real Estate Assets, expenses incurred in connection with the pursuit of transactions that are not consummated, expenses associated with the origination, renewal or acquisition of a loan, any expenses associated with the Offering and all Subsequent Offerings, and expenses related to the Distribution Reinvestment Plan. The Partnership (or SIP IV) also shall reimburse the General Partner and its Affiliates for the expenses incurred in connection with services and/or projects undertaken on behalf of the Partnership and/or the Subpartnerships that are outside the scope of services ordinarily performed by the General Partner and for which the Partnership (or SIP IV) pays the General Partner or its Affiliate a fee, including related personnel costs (generally determined as an allocation of compensation costs for such employees or personnel as reasonably estimated by the General Partner). The Partnership (and SIP IV) shall not reimburse the General Partner or its Affiliate for personnel costs in connection with services for which the General Partner or its Affiliate receives a fee. In the event that the General Partner or its Affiliate engages a third party to perform services that the Partnership (or SIP IV) has engaged the General Partner or its Affiliate to perform, such third parties shall be compensated by the General Partner out of the fees paid to the General Partner. To the extent the General Partner or its Affiliates advance funds in connection with the foregoing, the Partnership (or SIP IV) shall reimburse the General Partner or its Affiliates.

(i)
Other Compensation. From time to time, the Partnership (or SIP IV) may compensate the General Partner or its Affiliates for additional services they may provide. In such event, the compensation shall be no greater than market rates and on no less favorable terms to the Partnership (or SIP IV) than those generally available to the Partnership (or SIP IV) from unaffiliated third parties for a comparable level of quality and service, or as otherwise approved by the Management Committee.
(j)
Selling Commissions/Managing Broker Fees. It is anticipated that the Partnership and SIP IV may pay selling commissions, managing broker fees and reimbursements to Sealy Investment Securities, LLC, an Affiliate of Sealy, in connection with the sale of Units, as more particularly described in the Memorandum.
(k)
Subordinated Participation Interest. Sealy Investor, an Affiliate of the General Partner, has been issued an Interest in the Partnership (the “Subordinated Participation Interest”) that entitles Sealy Investor to receive certain distributions (and corresponding allocations of Net Profits) in accordance with Section 8.1(c)(i) hereof. To the extent earned, the Subordinated Participation Interest may be paid in cash or Units at the election of Sealy Investor.
(l)
Compensatory Units. The Partnership may issue Units for compensatory purposes. For example, the Partnership may, in the General Partner’s sole discretion, issue Units to the Independent Members of the Management Committee as compensation for their service on the Management Committee. Also, following the termination of the Offering, at the direction of the General Partner, the Partnership may issue Units to certain personnel of Sealy Investment Securities, LLC, an Affiliate of Sealy, as additional compensation. The maximum number of Units that may be issued for compensatory purposes is 11,080. Such Units will be valued at the NAV Per Unit on the date of issuance and may be subject to vesting, forfeiture, or other restrictions as deemed appropriate by the General Partner.
(m)
Partnership/SIP IV/Sealy REIT Costs and Affiliate Compensation – Overall Intent. Notwithstanding any provision herein to the contrary, the costs and expenses of the Partnership, SIP IV and Sealy REIT (including, without limitation, all dividends, distributions and other payments to the preferred shareholders of Sealy REIT) shall be treated as the costs and expenses of one combined entity, with the intent that all of the partners of the Partnership and SIP IV shall share in such aggregate costs and expenses on a proportionate basis. The General Partner shall have the discretion to take such actions and make such decisions so as to implement the foregoing. In furtherance of the foregoing, the General Partner shall cause the Partnership to reimburse SIP IV and Sealy REIT for all costs and expenses incurred in the operation and administration of SIP IV and Sealy REIT. In addition, as described in the Memorandum, the General Partner shall serve as the general partner of both the Partnership and SIP IV. Notwithstanding any provision herein to the contrary, the General Partner shall not receive compensation from both the Partnership and SIP IV for the same services. SIP IV shall hold the properties and conduct substantially all of its operations through the Partnership.
6.11.
Management Committee.
(a)
The Partnership and SIP IV shall at all times have a common management committee (the “Management Committee”) consisting of not less than five (5) members as follows:

(a) no fewer than two (2) Sponsor representatives and (b) no fewer than three (3) limited partner representatives (from the Partnership and/or SIP IV) who are not affiliated with Sealy (the “Independent Members”). Except as otherwise provided herein, all decisions of the Management Committee shall be made by the majority vote of the members of the Management Committee then serving. In addition to any other provisions contained in this Agreement that require approval or consent of the Management Committee (and/or Independent Members), the following actions and decisions shall require the approval of the Management Committee in writing (and the General Partner shall have no authority to take any of the following actions or make any of the following decisions prior to obtaining Management Committee approval):

(i)
the acquisition of any Real Estate Asset by the Partnership or SIP IV (or a Subpartnership) that does not meet the Partnership’s or SIP IV’s investment strategy and investment criteria as set forth in the Memorandum;
(ii)
the sale or other disposition of any Real Estate Asset by the Partnership or SIP IV (or a Subpartnership) at less than such Real Estate Asset’s book value;

(iii)
the closing of any debt financing transaction by the Partnership or SIP

IV (or a Subpartnership) which would cause the Partnership or SIP IV (together with its Subpartnerships) to have a leverage ratio exceeding seventy percent (70%) of the Gross Asset Value;

(iv)
the issuance by the Partnership or SIP IV of any Units and the terms and conditions relating to such issuance; provided, however, that the issuance of Units in connection with the Offering in a manner consistent with the Memorandum shall not require Management Committee approval;
(v)
any significant deviation from the procedures and methodologies employed by the Sponsor to perform a valuation of the Partnership, SIP IV, the Units (or units of SIP IV) or specific Partnership or SIP IV assets (including, without limitation, calculating Gross Asset Value, NAV and NAV Per Unit); provided, however, that the foregoing shall require the approval of a majority of the Independent Members; and
(vi)
any action that involves a potential conflict of interest between the Partnership, SIP IV, the General Partner and/or Sealy.

In addition to the foregoing approval rights, the Independent Members of the Management Committee by majority vote shall have the right to call for a vote of the Limited Partners to dissolve the Partnership at any time after December 31, 2030, which shall require the Super Majority Vote of the Limited Partners to approve the dissolution of the Partnership.

(b)
The General Partner shall be responsible for appointing the members of the Management Committee, each of whom shall serve a one-year term and shall be eligible to serve for an unlimited number of additional one-year terms, in the discretion of the General Partner. When appointing the members of the Management Committee, the General Partner shall consider such factors as the professional background and expertise of the prospective member, the size of the prospective member’s investment in the Partnership or SIP IV and the prospective member’s willingness to serve on the Management Committee. The General Partner may expand the size of the Management Committee beyond the minimum five members in its sole discretion, but in any event a majority of the members must be Independent Members.
(c)
The General Partner shall consult the Management Committee about the Partnership’s and SIP IV’s investment strategy, the appraisal guidelines established by the General Partner, any determination to change the offering price per Unit, conflict of interest guidelines with respect to the General Partner and its Affiliates and the Partnership’s annual audited financial statements and accompanying reports. The General Partner intends to determine the NAV Per Unit from time to time based upon the valuation policies and procedures set forth in Section 7.8 hereof. After determining the initial NAV Per Unit, the General Partner thereafter intends to determine an estimated NAV Per Unit at least annually, although the General Partner could perform valuations sooner or more frequently. Each time the General Partner determines a new NAV, the General Partner shall provide to the Management Committee a report outlining the valuation process and detailing the calculations supporting the new NAV. The Management Committee shall be afforded the opportunity to question the General Partner regarding the valuation process and calculations and to raise any concerns prior to the time the General Partner announces a new NAV to the Limited Partners. In the event that the Management Committee has substantial concerns with the valuation process, the Management Committee may recommend that the General Partner replace the Partnership’s (and SIP IV’s) financial auditor and/or the third party appraiser. At the request of a majority of the Management Committee members, the Partnership (and/or SIP IV) shall pay for a second financial audit and/or appraisal review of any particular Real Estate Asset.
(d)
In addition, the General Partner shall disclose to the Management Committee all transactions between the Partnership or SIP IV (or a Subpartnership), the General Partner and Affiliates of the General Partner. The prior approval of the Management Committee is required for transactions between the Partnership, SIP IV or a Subpartnership and the General Partner or its Affiliate (including payments to the General Partner or its Affiliates), other than (i) transactions with Affiliates for property management and other property-related services on market terms, (ii) services provided for under this Agreement, and (iii) compensation set forth in the Memorandum and/or this Agreement. Other than as expressly described in this Agreement, the Management Committee’s role is advisory, and the members of the Management Committee do not have any approval or other management rights with respect to the Partnership, SIP IV or the General Partner. The members of the Management Committee shall owe no fiduciary duties to the Partnership or the Partners and may have other business interests and may engage in other activities in addition to those relating to the Partnership, even if such other business interests or activities are competitive with the business of the Partnership. No member of the Management Committee shall incur liability to the Partnership or to any Partner as a result of engaging in any other business or ventures. The Partnership shall indemnify, to the fullest extent permitted by law, to the extent of the Partnership assets, each member of the Management Committee in accordance with Section 6.7 hereof.
(e)
The Partnership and SIP IV, on a collective basis, intend to pay Independent Members of the Management Committee $2,500 for each regular quarterly Management Committee meeting and $500 for each special meeting they attend in person or via teleconference, in the aggregate, which amounts may be adjusted from time to time in the General Partner’s discretion. The Partnership may, in the General Partner’s sole discretion, issue Units to the Independent Members of the Management Committee as additional compensation. For the avoidance of doubt, such payments shall be in full consideration for serving on the common Management Committee for both the Partnership and SIP IV, and shall not be paid separately by the Partnership and SIP IV (i.e., no doubling up of compensation). Neither the Partnership nor SIP IV intends to separately compensate the Sponsor representatives for their service on the Management Committee. In addition, members of the Management Committee shall be reimbursed for their reasonable costs and expenses in connection with the performance of their Management Committee duties. The Management Committee may, at the Partnership’s and/or SIP IV’s expense, retain independent legal counsel, accountants and other third-party consultants as reasonably necessary to assist the Management Committee in connection with its activities hereunder. The Management Committee also may, in its discretion, establish subcommittees to address specific issues and procedures to govern its operations (to the extent not inconsistent with this Agreement). The Partners expressly agree that, with respect to decisions made or actions taken by members of the Management Committee, neither such members nor the Limited Partners on behalf of which such members act as representatives shall have any fiduciary duty whatsoever to the Partners or to any other Person and such member may take actions, and grant approvals (or refuse to grant approvals), under this Agreement for the sole benefit of the Limited Partner such member represents, as determined in his or her sole discretion; provided, that the members of the Management Committee shall have a duty to act in good faith when making decisions.

6.12.
UBTI. Tax-exempt Limited Partners may have unrelated business taxable income (as such term is used in Sections 511 through 514 of the Code) (“UBTI”) from Real Estate Assets that are acquired directly or indirectly by the Partnership. The General Partner shall use its reasonable commercial efforts, after consultation with attorneys and accountants as needed, to conduct the affairs of the Partnership in a manner so as to comply with Section 514(c)(9) of the Code and minimize UBTI, provided, however, that nothing shall prohibit the Partnership from entering into individual transactions that may generate UBTI, including investments in Subpartnerships which are not compliant with the “fractions rule” contained in Section 514(c)(9)(E) of the Code. In making investment decisions, the General Partner shall, in the exercise of its reasonable business judgment, evaluate investment opportunities that may generate UBTI in a manner that is intended to maximize the after-tax returns of the tax-exempt Partners. In making such investment evaluation, the General Partner may take into account the relative risk associated with the returns of different investment opportunities being considered and compared and such other factors as it deems reasonable in making its investment decisions. Nothing in the preceding two sentences shall create an obligation on the part of the General Partner to make any investment which would involve a risk/return profile which the General Partner deems not to be appropriate for the Partnership. The General Partner shall not be liable for the recognition of any UBTI by a Partner with respect to an investment in the Partnership, and potential investors hereby consent to some or all of their profits from the Partnership constituting UBTI.

ARTICLE 7. UNITS; CLOSINGS; CAPITAL CONTRIBUTIONS

7.1.
Units; Closings.
(a)
Classes of Units.
(i)
Generally. Interests of the Limited Partners shall be denominated and designated as Units, and the relative rights, privileges, preferences and obligations with respect to a Limited Partner’s Interest shall be determined under this Agreement and the GRULPA based upon the number and class of Units held by the Limited Partner with respect to the Limited Partner’s Interest. Subject to Section 7.1(b), there shall be one class of Units – Class I Units. Each class of Unit shall have all the rights, privileges, preferences, and obligations as are specifically provided for in this Agreement for such class of Unit, and as may otherwise be generally applicable to all classes of Units, unless such applicability is specifically limited to one or more other classes of Units. When a Limited Partner acquires a particular class of Units, that Limited Partner shall receive a number of Units of such class equal to the Gross Purchase Price paid by such Limited Partner for such Units, divided by the Gross Per Unit Sales Price for such class of Units. Except as otherwise described in this Agreement or the Memorandum, each class of Unit shall have the same rights and obligations appurtenant to other class of Units.
(ii)
Issuance of Additional Units. Subject to Management Committee approval pursuant to Section 6.11 hereof, the General Partner is hereby authorized to cause the Partnership to issue additional Interests, in the form of Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner) or to other Persons, and to admit such Persons as Limited Partners, for such consideration and on such terms and conditions as are set forth in Section 7.1(c), all without the approval of any Limited Partners. Upon the issuance of any additional Units pursuant to this Section 7.1(a)(ii), the General Partner may amend this Agreement (which amendment may be entered into by the General Partner without the consent or approval of any Limited Partner), including without limitation Exhibit “A”, as appropriate to reflect such issuance.
(b)
Creation of Additional Classes of Units. Subject to the GRULPA, any additional Interests may be issued in one or more classes of Units, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner, and set forth in a written amendment to this Agreement (which amendment may be entered into by the General Partner without the consent or approval of any Limited Partner), provided the General Partner determines in its reasonable discretion that the creation of such new class does not directly, materially, adversely affect the existing classes of Units. Without limiting the generality of the foregoing, but subject to Management Committee approval pursuant to Section 6.11 hereof, the General Partner shall have authority to specify (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class of Units; (b) the right of such class of Units to share in Partnership distributions; (c) the rights of each such class of Units upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class of Units; and (e) the redemption or exchange rights applicable to each such class of Units. Upon the issuance of any additional Units pursuant to this Section 7.1(b), the General Partner may amend this Agreement (which amendment may be entered into by the General Partner without the consent or approval of any Limited Partner), including without limitation Exhibit “A”, as appropriate to reflect such issuance.
(c)
Closings.
(i)
Initial Closing. On the date hereof, the Initial Closing has occurred whereby (A) the General Partner has accepted the subscriptions of Sealy Investor and Sealy REIT, Sealy Investor and Sealy REIT have been admitted to the Partnership as Limited Partners, and Sealy Investor and Sealy REIT have made their initial Capital Contributions to the Partnership in exchange for Class I Units, and (B) the General Partner has also made a Capital Contribution to the Partnership in exchange for Class I Units. The General Partner shall cause the proceeds from the Initial Closing to be used in accordance with the Memorandum
(ii)
Subsequent Closings; Admission of New Limited Partners. After the Initial Closing, the General Partner (in its capacity as the general partner of the Partnership and SIP IV) may have one or more subsequent closings (each, a “Subsequent Closing”) whereby the General Partner may cause the Partnership (and/or SIP IV) to accept additional subscriptions from one or more existing Limited Partners or other Persons pursuant to the Offering (which was approved by the Management Committee prior to the date hereof) or a Subsequent Offering (which is subject to Management Committee approval pursuant to Section 6.11 hereof). Subject to compliance with applicable securities laws of the United States and any other applicable jurisdiction, the General Partner may hold Subsequent Closings on a continuous basis; provided, however, that no Subsequent Closings shall occur after a Dissolution Event. Subsequent Closings shall be held on a day determined by the General Partner. At each Subsequent Closing, the General Partner may cause the Partnership (and/or SIP IV) to admit Limited Partners in its discretion upon receipt of the applicable subscription payment and of a completed and executed Subscription Agreement. A new Limited Partner must agree to be bound by the terms and provisions of this Agreement and shall be deemed to have done so by virtue of the acceptance of its subscription and upon admission the new Limited Partner shall have all the rights and duties of a Limited Partner of this Partnership. Units shall be deemed issued on the applicable date of the Subsequent Closing and may be reflected by the General Partner by an amendment of this Agreement (which amendment may be entered into by the General Partner without the consent or approval of any Limited Partner), including without limitation Exhibit “A”, as appropriate to reflect such issuance.
(d)
Subscription Agreement. It shall be a condition to the admission of each Limited Partner to the Partnership that such Limited Partner execute and deliver to the Partnership a Subscription Agreement.
7.2.
Initial Capital Contributions.
(a)
General Partner. On the date hereof, in connection with the Initial Closing, Sealy Industrial Partners IV GP, LLC contributed cash in the amount of $5,000.00 to the Partnership as a Capital Contribution in exchange for 55.4016 Class I Units, and Sealy Industrial Partners IV GP, LLC’s Capital Account was credited accordingly. The foregoing initial Capital Contribution and issuance of Class I Units are reflected on Exhibit “A” attached hereto.
(b)
Limited Partners.
(i)
Sealy Investor. On the date hereof, in connection with the Initial Closing, Sealy Investor contributed cash in the amount of $245,000.00 to the Partnership as its initial Capital Contribution in exchange for 2,714.6814 Class I Units, and Sealy Investor’s Capital Account was credited accordingly. The foregoing initial Capital Contribution and issuance of Class I Units are reflected on Exhibit “A” attached hereto. In addition, Sealy Investor has committed to invest a total of at least $5,000,000.00 in the Partnership and/or SIP IV in the aggregate before the termination of the Offering.
(ii)
Sealy REIT. On the date hereof, in connection with the Initial Closing, Sealy REIT contributed cash in the amount of $10,000.00 to the Partnership as its initial Capital Contribution in exchange for 110.8033 Class I Units, and Sealy REIT’s Capital Account was credited accordingly. The foregoing initial Capital Contribution and issuance of Class I Units are reflected on Exhibit “A” attached hereto.
(iii)
Subsequent Closings. Those Persons (including both existing Limited Partners and future Limited Partners) participating in each Subsequent Closing shall contribute to the Partnership the non-cash property and/or cash (as indicated on their respective Subscription Agreements) to the Partnership at each such Subsequent Closing as their initial Capital Contributions. The agreed-upon fair market value of such initial Capital Contributions shall be set forth on their respective Subscription Agreements, and the Limited Partners’ respective Capital Accounts shall be credited accordingly; provided, however, that no portion of the Gross Purchase Price paid by a Limited Partner for Units at a Subsequent Closing that is used to pay Direct Selling Costs shall be treated as a Capital Contribution to, or credited to such Limited Partner’s Capital Account in, the Partnership. The books and records of the Partnership shall be updated to reflect the number and type of Units issued to such Limited Partners pursuant to each such Subsequent Closing, and the General Partner may, at its election, update Exhibit “A” by an amendment of this Agreement (which amendment may be entered into by the General Partner without the consent or approval of any Limited Partner).
7.3.
Additional Capital Contributions/Loans.
(a)
Except as set forth in Section 7.2 above, no Partner shall be required to make any Capital Contributions to the Partnership.

(b)
If the Partnership needs funds for its business purpose (including, without limitation, for financing operations and acquisitions of new Real Estate Assets), then the General Partner may cause the Partnership to issue additional Units at one or more Subsequent Closings pursuant to Section 7.1(c)(ii) on such terms and conditions as the General Partner shall determine, subject to Management Committee approval pursuant to Section 6.11 hereof.
(c)
In lieu of or in conjunction with obtaining capital through the Offering or a Subsequent Offering, the General Partner may cause the Partnership to borrow funds from any Person (including, without limitation, any Partner or Affiliate thereof) on then-existing commercially reasonable terms, subject to Management Committee approval pursuant to Section 6.11 hereof (if applicable).
7.4.
Limited Liability of a Limited Partner. The Limited Partners, in their capacity as such, shall not be liable for the debts, liabilities, contracts or any other obligations of the Partnership. Except as expressly provided in this Article 7, the Limited Partners shall not be obligated to make additional contributions to the capital of the Partnership.
7.5.
Capital Accounts.
(a)
A separate “Capital Account” shall be established and maintained for each Partner in accordance with the rules set forth in Section 1.704-l(b) of the Regulations. Subject to the foregoing, generally the Capital Account of each Partner shall be credited with the sum of (i) all cash and the fair market value of any property (net of liabilities assumed by the Partnership and liabilities to which such property is subject) contributed to the Partnership by such Partner as provided in this Agreement, and (ii) all Net Profits of the Partnership allocated to such Partner pursuant to Article 9, and shall be debited with the sum of (x) all Net Losses of the Partnership allocated to such Partner pursuant to Article 9, (y) such Partner’s distributive share of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code, and (z) all cash and the fair market value of any property (net of liabilities assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner pursuant to Article 8. Any references in any Article or Section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.
(b)
The following additional rules shall apply in maintaining Capital Accounts.
(i)
Amounts described in Section 709 of the Code (other than amounts with respect to which an election is in effect under Section 709(b) of the Code) shall be treated as described in Section 705(a)(2)(B) of the Code.
(ii)
In the case of a contribution to the Partnership of a promissory note (other than a note that is readily tradable on an established securities market), the Capital Account of the Partner contributing such note shall not be increased until (a) the Partnership makes a taxable disposition of such note, or (b) principal payments are made on such note.
(iii)
If property is contributed to the Partnership, Capital Accounts shall be adjusted in accordance with Treasury Regulation Section 1.704-l(b)(2)(iv)(d) and 1.704- l(b)(2)(iv)(g).
(iv)
If, in any fiscal year of the Partnership, the Partnership has in effect an election under Section 754 of the Code, Capital Accounts shall be adjusted in accordance with Treasury Regulation Section 1.704-l(b)(2)(iv)(m).
(c)
It is the intention of the Partners to satisfy the capital account maintenance requirements of Treasury Regulation Section 1.704-l(b)(2)(iv), and the foregoing provisions defining Capital Accounts are intended to comply with such provisions. If the General Partner determines that adjustments to Capital Accounts are necessary to comply with such regulations, then the adjustments shall be made provided it does not materially impact upon the manner in which property is distributed to the Partners in liquidation of the Partnership.
(d)
Except as may otherwise be provided in this Agreement, whenever it is necessary to determine the Capital Account of a Partner, the Capital Account of such Partner shall be determined after giving effect to all allocations and distributions for transactions effected prior to the time as of which such determination is to be made. Any Partner, including any substitute Partner, who shall acquire an interest or whose interest shall be increased by means of a Transfer to him of all or part of the interest of another Partner, shall have a Capital Account which reflects such Transfer.
7.6.
Interest on Capital. No interest shall be payable on any Capital Contributions made to the Partnership.
7.7.
Withdrawal and Return of Capital. Although the Partnership may make distributions to the Partners from time to time in return of their Capital Contributions, no Partner shall have the right to withdraw or demand a return of any of its Capital Contributions or Capital Account without the consent of all Partners, except upon dissolution or liquidation of the Partnership and except as provided below in Section 7.9 with respect to ERISA and PERISA Partner withdrawal.
7.8.
Determination of Real Estate Asset Values; NAV; and NAV Per Unit.
(a)
Real Estate Asset Values.
(i)
The Partnership’s assets (owned directly or indirectly) will consist primarily of the following: (i) Real Estate Assets; (ii) cash and receivables; and (iii) interests in Joint Ventures (including Promoted Interests).
(ii)
The General Partner may, but is not required to, perform or oversee a valuation of the Partnership’s assets at any time. The General Partner expects to perform the first formal valuation of the Partnership’s assets one year following the termination of the Offering (including any extensions of the Offering) and expects to perform valuations at least annually thereafter. Any valuation of the Partnership’s assets will be performed using various methodologies and components including one or more of the following: (1) independent appraisals; (2) the General Partner’s valuation based upon a net present value discounting model; (3) independent broker opinions of value; (4) independent valuation firms; and (5) comparable asset transaction analysis. All valuations will be performed at the expense of the Partnership.
(iii)
Appraisals of Real Estate Assets shall be performed by an independent appraisal or valuation firm which is selected by the General Partner and approved by the respective third-party lender, if any. Each such independent appraisal firm shall employ methodologies generally employed by appraisal firms that routinely appraise assets similar to those owned by the

Partnership and in markets where the Partnership’s Real Estate Assets are located. Such appraisals shall be prepared from time to time: (a) in conjunction with or within twelve (12) months of any acquisition or development of a Real Estate Asset; (b) within the three-year period following the most recent appraisal or valuation of a Real Estate Asset on behalf of the Partnership; (c) upon the request of a majority of the Independent Members of the Management Committee; or (d) upon the decision of the General Partner.
(iv)
Prior to an appraisal performed in the ordinary course according to the foregoing guidelines, each newly-acquired Real Estate Asset shall be valued at cost plus closing costs and capital expenditures. From time to time, the General Partner may obtain a broker opinion of value or interim updates of value in between appraisals for each Real Estate Asset, and such opinions or reports may be considered by the General Partner when performing a valuation of the Partnership’s assets. When performing a valuation of the Partnerships assets, a determination of the value for a Real Estate Asset as of a particular Valuation Date (A) shall not require an appraisal as of such Valuation Date so long as the most recent appraisal of such Real Estate Asset has been performed within the guidelines set forth above (the “Qualifying Appraisal”), and (B) may not be solely determined by the Qualifying Appraisal, but shall take into account other relevant factors the General Partner deems appropriate. When performing a valuation of the Partnership or the Units, a determination of the value of a Partnership asset other than a Real Estate Asset (for example, a Promoted Interest) as of a particular Valuation Date shall not require a new valuation of such asset as of such Valuation Date if a valuation of such asset was performed within one year of such Valuation Date (in which case such recent valuation for such asset may be used by the General Partner). In valuing a Partnership asset other than a Real Estate Asset (such as a Promoted Interest), the General Partner may take into account such relevant factors as it determines in its sole discretion, including the application of any valuation discounts the General Partner deems appropriate.
(b)
NAV; NAV Per Unit. The General Partner may, but is not required to, determine the net value of the Partnership’s assets (“NAV”) and NAV per Unit (“NAV Per Unit”) from time to time. After determining the initial NAV Per Unit, the General Partner thereafter intends to determine an estimated NAV Per Unit at least annually, although the General Partner could perform valuations sooner or more frequently. Each time the General Partner undertakes to determine the NAV and NAV Per Unit, the General Partner shall first determine the gross value of the Partnership’s assets in accordance with valuation guidelines described above in this Section 7.8 (the “Gross Asset Value”). After determining the Gross Asset Value, the General Partner shall then calculate the NAV which shall be equal to the Gross Asset Value, less all of the direct and indirect liabilities of the Partnership (including, without limitation, Subpartnership liabilities) as of the relevant Valuation Date, less estimated transaction costs that would be incurred in connection with the liquidation of the Partnership’s assets as determined by the General Partner in its sole discretion, and applying a portfolio premium multiplier if determined by the General Partner to be appropriate. After determining the NAV, the NAV Per Unit will be determined by dividing (A) the NAV by (B) the number of Units outstanding. Notwithstanding the foregoing or any provision herein to the contrary, the NAV and the NAV Per Unit shall be determined in such a manner so as to treat the Partnership, Sealy REIT and SIP IV as one collective entity, taking into account all Units issued by, and all of the assets and liabilities of, the Partnership, Sealy REIT and SIP IV (and the Subpartnerships) (provided, however, that Units issued by the Partnership to Sealy REIT and Units issued by SIP IV to its partners shall not be double-counted in determining the NAV Per Unit).

(c)
Deviations. Significant deviations from the procedures and methodologies described above must be approved by a majority of the Independent Members of the Management Committee.
7.9.
ERISA Partner Withdrawal.
(a)
Notwithstanding any provision in this Agreement to the contrary, any Limited Partner which is an ERISA Partner may elect, upon written notice of such election to the General Partner, to withdraw from the Partnership, or upon written demand by the General Partner shall withdraw from the Partnership, at the time and in the manner hereinafter provided, if either such ERISA Partner or the General Partner shall obtain and deliver to the other an opinion of counsel (which counsel shall be reasonably acceptable to both such ERISA Partner and the General Partner) to the effect that (a) such ERISA Partner (or any employee benefit plan or any plan assets which are held by such ERISA Partner) may be in violation of ERISA, the Code or rules or regulations promulgated thereunder by reason of such ERISA Partner continuing as a Limited Partner, or (b) the fiduciaries of such ERISA Partner (or fiduciaries of an employee benefit plan or plan the assets of which are held by such ERISA Partner, as applicable), would have liability for the acts or omissions of the General Partner, notwithstanding the provisions of section 405(d) of ERISA, or (c) the Partnership or the General Partner may or would be classified as a fiduciary with respect to plan assets or may or would be in violation of ERISA or the Code by continuing to have such ERISA Partner as a Partner. In the event of the issuance and delivery of such opinion of counsel, the General Partner shall promptly provide to each Partner a copy thereof, together with a copy of the written notice of the election of such ERISA Partner to withdraw or the written demand of the General Partner for withdrawal, as the case may be.
(b)
Cure Period; Time of Withdrawal. The General Partner shall have, in its sole discretion, a period of ninety (90) days following receipt of such counsel’s opinion to attempt to eliminate the necessity for such withdrawal to the reasonable satisfaction of such ERISA Partner and the General Partner, whether by correction of the condition giving rise to the necessity of such ERISA Partner’s withdrawal, by amendment of this Agreement, by effectuation of a Transfer of such ERISA Partner’s interest in the Partnership to a substituted Limited Partner at a fair and reasonable price (provided such ERISA Partner consents to such Transfer) or otherwise. If such cause for withdrawal is not cured within such ninety (90) day period, then such ERISA Partner shall withdraw from the Partnership as of the date following the expiration of such ninety (90) day period (or, if the General Partner elects in writing not to attempt so to cure, as of the date following such election) which is the earlier of (a) the last day of the fiscal year of the Partnership during which such ninety (90) day period expires or during which the General Partner so elects not to attempt a cure, as the case may be, and (b) the last day of the fiscal quarter of the Partnership during which such ninety (90) day period expires or during which the General Partner so elects not to attempt a cure, as the case may be, provided that the last day of such fiscal quarter is recommended for withdrawal by counsel in such opinion (the earlier of (a) and (b) being herein referred to as the “ERISA Withdrawal Date”). The reasonable costs of obtaining or seeking an opinion of counsel for purposes of this Section 7.9, whether or not such opinion is to the effect specified above or results in the withdrawal of the ERISA Partner, shall be borne by the ERISA Partner.
(c)
Effects of ERISA Partner Withdrawal. Effective upon the ERISA Withdrawal Date, such ERISA Partner shall cease to be a Partner of the Partnership for all purposes and, except for its right to receive payment for its Partnership interest as hereinafter provided, shall no longer be entitled to the rights of a Partner under this Agreement, including without limitation

(i) the right to receive allocations pursuant to Article 9 hereof, (ii) the right to receive distributions during the term of the Partnership pursuant to Article 8 hereof or upon liquidation of the Partnership, and (iii) the right to vote on Partnership matters as provided in this Agreement. As promptly as practicable following the ERISA Withdrawal Date, the General Partner shall, where necessary, file and record any required amendment to the Certificate reflecting such withdrawal.
(d)
Redemption of ERISA Partner. On or as promptly as practicable following the ERISA Withdrawal Date, the Partnership shall redeem all of the Units held by such ERISA Partner for a redemption price determined in accordance with Section 11.3(a)(iii) hereof. No approval of the Partners shall be required prior to the making of such redemption. Such redeeming distribution to the withdrawing ERISA Partner shall be payable in cash or cash equivalents. At the election of the General Partner in its sole discretion, in lieu of or in connection with making a cash distribution, the General Partner may cause the Partnership to redeem all or a portion of an ERISA Partner’s Units with a promissory note which shall (i) bear interest at the Prime Rate, (ii) have a maturity equal to or less than the term of the Partnership, (iii) require mandatory prepayment on a Dissolution Event, and (iv) be subordinated to debts of the Partnership other than other Partner debt (all such Partner debt to be treated on a pari passu basis).
(e)
Conforming Amendment. Upon the withdrawal of any ERISA Partner from the Partnership pursuant to this Section 7.9, the Partners (including the withdrawing ERISA Partner) shall enter into an amendment to this Agreement reflecting such withdrawal and amending such provisions of this Agreement, including without limitation the provisions regarding allocations and distributions during the term of the Partnership and upon its liquidation, as may be appropriate, so that the intent, spirit, operation and effect of such allocation, distribution and other provisions shall, to the maximum extent possible, be preserved after taking into account the withdrawal of such ERISA Partner.
(f)
PERISA Partner Withdrawal. For purposes of this Section 7.9, (i) each Limited Partner that is an employee benefit plan subject to regulation under applicable state laws that are similar in purpose and intent to ERISA (a “Public Employee Retirement Security Act Partner” or “PERISA Partner”) shall be treated as an ERISA Partner, and (ii) all references in such provisions to ERISA shall be deemed to refer to such applicable state laws and regulations.

ARTICLE 8. DISTRIBUTIONS TO PARTNERS

8.1.
Distributions. Subject to Sections 8.5, 8.6, 8.7, 8.8, 8.9 and 8.10 below, and subject to the Partnership’s obligation to satisfy outstanding Redemption Requests pursuant to Section 11.3 hereof, all Distributable Cash (including operating cash flow and cash from Capital Events) to be distributed by the Partnership to the Partners (at such times as determined by the General Partner, but subject to Section 8.2) shall be distributed as provided in this Section 8.1. Distributable Cash of the Partnership for any distribution period shall initially be apportioned among the Partners pro rata in accordance with their respective Units; provided, however, that for any distribution period during which a Partner acquires Units, such Partner shall be apportioned Distributable Cash for such distribution period based on the number of days such Units were owned by such Partner during such distribution period. The amount of Distributable Cash apportioned to the General Partner (in its capacity as a Limited Partner) for any distribution period shall be distributed to the General Partner. The amount of Distributable Cash apportioned to Sealy Investor for any distribution period shall be distributed to Sealy Investor. The amount of Distributable Cash apportioned to Sealy REIT for any distribution period shall be distributed to Sealy REIT.

Distributable Cash apportioned to each other Limited Partner shall be distributed in the following order of priority:
(a)
First, to such Limited Partner until such Limited Partner’s Preferred Return Account balance is reduced to zero;
(b)
Second, to such Limited Partner until such Limited Partner’s Unreturned Invested Capital Account balance is reduced to zero; and
(c)
The balance as follows: (i) twenty percent (20%) to Sealy Investor (as part of the Subordinated Participation Interest); and (ii) eighty percent (80%) to such Limited Partner.
8.2.
Timing of Distributions. After the Partnership has acquired (indirectly through Subpartnerships) one or more Real Estate Assets, the General Partner shall cause the Partnership to distribute Distributable Cash, if any, at least quarterly to the Partners, unless the General Partner determines (in its sole and absolute discretion) that such distributions are not in the best interests of the Partnership. The General Partner shall use commercially reasonable efforts to make each such quarterly distribution within forty (40) days after the end of each calendar quarter; provided that Distributable Cash, if any, with respect to any year shall be distributed on or before the fortieth (40th) day of the succeeding year and shall be treated as having been distributed before such succeeding year.
8.3.
Taxes Withheld. Unless treated as a Tax Payment Loan (as hereinafter defined), any amount paid by the Partnership for or with respect to any Partner on account of any withholding tax or other tax payable with respect to the income, profits or distributions of the Partnership pursuant to the Code, the Regulations, or any state or local statute, regulation or ordinance requiring such payment (a “Withholding Tax Act”) shall be treated as a distribution to such Partner for all purposes of this Agreement, consistent with the character or source of the income, profits or cash which gave rise to the payment or withholding obligation. To the extent that the amount required to be remitted by the Partnership under the Withholding Tax Act exceeds the amount then otherwise distributable to such Partner, the excess shall constitute a loan from the Partnership to such Partner (a “Tax Payment Loan”) which shall be payable upon demand and shall bear interest, from the date that the Partnership makes the payment to the relevant taxing authority, at the Prime Rate plus one percent (1%), compounded monthly. So long as any Tax Payment Loan or the interest thereon remains unpaid, the Partnership shall make future distributions due to such Partner under this Agreement by applying the amount of any such distribution first to the payment of any unpaid interest on all Tax Payment Loans of such Partner and then to the repayment of the principal of all Tax Payment Loans of such Partner. The General Partner shall have the authority to take all actions necessary to enable the Partnership to comply with the provisions of any Withholding Tax Act applicable to the Partnership and to carry out the provisions of this Section. Nothing in this Section shall create any obligation on the General Partner to advance funds to the Partnership or to borrow funds from third parties in order to make any payments on account of any liability of the Partnership under a Withholding Tax Act.
8.4.
Distributions in Kind. Except in connection with the dissolution and liquidation of the Partnership and except as provided in this Section 8.4, the Partnership shall not distribute to the Partners Real Estate Assets, securities of entities in which the Partnership invests or interests held by the Partnership in any Subpartnership or other entities. Subject to the final sentence of this Section 8.4, the General Partner may, at any time, in its sole and absolute discretion, cause the

Partnership to distribute property to a Partner in connection with the implementation of a tax advantaged transaction, including without limitation engaging in a tax-free exchange of property as described in Section 1031 of the Code. Any such distribution of property shall be treated as a distribution of Distributable Cash (the cash equivalent amount of which shall be equal to the fair market value of such property at the time of distribution) and distributed in the priority set forth above in Section 8.1. Notwithstanding the foregoing or any other provision herein to the contrary, no in kind distribution (i.e., a non-cash distribution) shall be made by the Partnership to a Partner without the prior written consent of such recipient Partner.
8.5.
Tax Advances. The Partnership, to the extent it has Distributable Cash, may advance funds to each Partner as necessary to enable each Partner to pay its Tax Liability. Each such advance to a Partner shall be limited to the amount by which such Partner’s aggregate Tax Liability since inception of the Partnership exceeds the aggregate distributions made to such Partner since such inception. Each such advance to a Partner shall (i) be credited against such Partner’s Capital Account, and (ii) at the election of the General Partner, bear interest thereon at the Prime Rate plus one percent (1%), compounded monthly. All future distributions payable by the Partnership to such Partner shall be used as an offset against such advance and interest thereon, if applicable, until such advance and interest thereon, if applicable, has been repaid in full.
8.6.
Distribution Priorities Subject To Change. As described herein, the General Partner has broad discretion to issue additional Units (including, without limitation, Units that may have economic preferences over the Class I Units) pursuant to the Offering or one or more Subsequent Offerings, subject only to Management Committee approval pursuant to Section 6.11. By execution of this Agreement, the Limited Partners acknowledge and agree that (i) issuances of additional Units pursuant to the Offering or one or more Subsequent Offerings may substantially impact the manner in which Distributable Cash is distributed to the Partners, and (ii) the General Partner shall have the unilateral authority to amend this Agreement to implement changes to the distribution priorities set forth in this Article 8 in connection with such issuance of any additional Units by the Partnership without the consent or approval of any Limited Partner.
8.7.
Distribution Reinvestment Plan.
(a)
As of the date hereof, the Partnership has adopted a distribution reinvestment plan (the “Distribution Reinvestment Plan”), whereby certain Limited Partners shall be able to elect to have their cash distributions attributable to the class of Units owned automatically reinvested in additional Units of the same class. Holders of Units that participate in the Distribution Reinvestment Plan shall have all distributions paid by the Partnership to such Limited Partner with respect to such Units immediately reinvested in the same class of Units on the business day such distribution would have been paid to such Limited Partner in cash.
(b)
The per Unit purchase price for Units purchased pursuant to the Distribution Reinvestment Plan shall be equal to the then-applicable offering price per Unit of the respective class of Unit less any Direct Selling Costs applicable to such class of Units. If the Partnership is not conducting an offering of Units, the per Unit purchase price for Units purchased pursuant to the Distribution Reinvestment Plan shall be equal to the Partnership’s NAV Per Unit for such class on the date the distribution is paid. No selling commissions, managing broker-dealer fees, or any other fees will be payable with respect to Units purchased pursuant to the Distribution Reinvestment Plan. Units acquired under the Distribution Reinvestment Plan shall entitle the participant to the same rights and be treated in the same manner as Units of that class purchased in the Offering.
(c)
The Partnership may amend any aspect of the Distribution Reinvestment Plan without the consent of Limited Partners, provided that notice of any material amendment is provided to participants at least ten (10) days prior to the effective date of that amendment. In addition, the Partnership may suspend or terminate the Distribution Reinvestment Plan for any reason at any time upon ten (10) days’ prior written notice to participants.
(d)
Each participant in the Distribution Reinvestment Plan must immediately notify the Partnership or the plan’s administrator in the event that, at any time during his, her or its participation in the plan, there is any material change in the participant’s financial condition, as compared to information previously provided to the Partnership such that the participant no longer qualifies as an “accredited investor” as defined in Regulation D, Rule 501 under the Securities Act, or if there is any inaccuracy of any representation under the Subscription Agreement for the participant’s initial purchase of Units. A material change includes any anticipated or actual material decrease in net worth or annual gross income, or any other material change in circumstances that may be likely to cause the participant to fail to meet the definition of “accredited investor” or cause the Participant’s broker or financial advisor to determine that an investment in Units is no longer suitable and appropriate for the participant.
(e)
A participant may terminate or modify his, her or its participation in the Distribution Reinvestment Plan at any time by written notice to the plan’s administrator. To be effective for any specific distribution, such notice must be received by the plan’s administrator at least ten (10) days prior to the last day of the distribution period to which it relates. For example, since the Partnership currently expects that distribution periods will be each fiscal quarter, a written election to terminate must be received by the plan’s administrator at least ten (10) days prior to the last day of the fiscal quarter, in order to terminate participation in the plan for that quarter. Non-U.S. persons who are not “accredited investors” and acquire Units pursuant to Regulation S under the Securities Act will not be eligible to participate in the Distribution Reinvestment Plan.
(f)
Within ninety (90) days after the end of each Fiscal Year, the Partnership shall mail to each participant a statement of account describing, as to such participant: (1) the distributions reinvested during the year; (2) the number of Units purchased during the year; (3) the per Unit purchase price for such Units; (4) the total number of Units purchased on behalf of the participant under the plan; and (5) tax information with respect to income earned on Units under the plan for the calendar year. The statement shall also advise the participant that the participant is required to notify the administrator of the plan in the event that there is any material change in the participant’s financial condition or if any representation made by the participant under the Subscription Agreement for the participant’s initial purchase of Units becomes inaccurate.
8.8.
Special Distributions to Sealy REIT – Preferred Shareholders. Notwithstanding any provision herein to the contrary, the General Partner shall have the authority and discretion to cause the Partnership to make special distributions of Distributable Cash to Sealy REIT as necessary to allow Sealy REIT to make all required distributions and payments to its preferred shareholders, it being acknowledged and agreed that the economic obligations of Sealy REIT in respect of the preferred shareholders of Sealy REIT shall be shared by all of the partners of the Partnership and SIP IV on a proportionate basis.
8.9.
REIT Distribution Requirements. The General Partner shall have the authority and discretion to cause the Partnership to distribute amounts sufficient to enable Sealy REIT to pay stockholder dividends that will allow Sealy REIT to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.
8.10.
Deferred Distributions. Notwithstanding any provision herein to the contrary, the General Partner shall have the right to cause the Partnership to defer distributions of Distributable Cash to the General Partner and its Affiliates (including, without limitation, Sealy Investor) to a future date (such date to be determined in the sole discretion of the General Partner) so as to allow the Partnership to make additional distributions of Distributable Cash to other Partners that are not Affiliates of the General Partner. Deferred distribution payments shall not accrue interest.

ARTICLE 9. ALLOCATION OF PROFITS AND LOSSES

9.1.
Definitions Related to Allocations of Net Profits and Net Losses. For purposes of this Agreement, the following terms shall have the meanings set forth below:
(a)
“Adjusted Capital Account Deficit” means with respect to each Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the applicable Fiscal Year or other period, after giving effect to the following adjustments:
(i)
Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provisions of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and
(ii)
Debit to such Capital Account the items described in paragraphs (4),(5) and (6) of Section 1.704-1(b)(2)(ii)(d) of the Regulations.
(b)
“Net Profits” and “Net Losses” means, for each fiscal year or other period, an amount equal to the Partnership’s taxable loss or income, respectively, for such year or period, determined in accordance with Section 703(a) of the Code (and for this purpose, all items of income, gain, loss, or reduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:
(i)
Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Section 9.1 shall be added to such taxable income or loss; Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704- 1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Section 9.1 shall be subtracted from such taxable income or loss;
(ii)
In the event the book value of any Partnership asset is adjusted in compliance with Regulation Section 1.704-1(b), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;
(iii)
Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the book value of the property disposed of notwithstanding that the adjusted tax basis of such property differs from its book value;

(iv)
In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, whenever the book value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of a fiscal year , depreciation, amortization or other cost recovery deductions allowable with respect to an asset shall be an amount which bears the same ratio to such beginning book value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income taxes of an asset at the beginning of a year is zero, depreciation, amortization or other cost recovery deductions shall be determined by reference to the beginning book value of such asset using any reasonable method selected by the General Partner; and
(v)
Notwithstanding any other provision of this Article 9, any items which are specially allocated pursuant to Section 9.5 shall not be taken into account in computing Net Profits or Net Losses.
(c)
“Nonrecourse Deductions” has the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(c) of the Regulations. Subject to the preceding sentence, the amount of Nonrecourse Deductions for a Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year (determined under Section 1.704-2(d) of the Regulations) over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain ( determined under Section 1.704-2(h) of the Regulations).
(d)
“Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.
(e)
“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability.
(f)
“Partner Nonrecourse Debt” has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.
(g)
“Partner Nonrecourse Deductions” has the meaning set forth in Section 1.704- 2(i) of the Regulations. Subject to the foregoing, the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during that fiscal year over the aggregate amount of any distribution during that fiscal year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i) of the Regulations.
(h)
“Partnership Minimum Gain” has the meaning set forth in Section 1.704-2(d) of the Regulations. Subject to the foregoing, Partnership Minimum Gain shall equal the amount of gain, if any, which would be recognized by the Partnership with respect to each nonrecourse liability of the Partnership if the Partnership were to Transfer the Partnership’s property which is subject to such nonrecourse liability in full satisfaction thereof.

9.2.
Allocation of Profits. Net Profits and Net Losses attributable to each Fiscal Year of the Partnership shall be determined as though the books of the Partnership were closed as of the end of such accounting period. The rules of this Section 9.2 shall apply except as otherwise provided elsewhere in this Article 9.
(a)
For each accounting period, each item of income, gain, loss and deduction (other than items allocated pursuant to other Sections of this Article 9) shall be allocated, insofar as possible, so that, following all allocations pursuant to the other Sections of this Article 9 for such accounting period and the allocation pursuant to this Section 9.2 which is here being described, each Partner’s Capital Account balance shall be equal to the result (be it positive, negative or zero) of subtracting (i) the sum of (x) such Partner’s share of the Partnership’s minimum gain calculated pursuant to the Regulations and (y) such Partner’s share of the Partner nonrecourse debt minimum gain calculated pursuant to the Regulations, from (ii) such Partner’s Target Amount (as defined below) at the end of such accounting period.
(b)
Except to the extent otherwise required by applicable law: (i) in applying Section 9.2(a), to the extent possible each item of income, gain, loss and deduction shall be allocated among the Partners in the same proportions as each other such item, and, to the extent permitted by law, each item of credit shall be allocated in such proportions; and (ii) to the extent necessary to produce the result prescribed by Section 9.2(a), items of income and gain shall be allocated separately from items of loss and deduction, in which event the proportions applicable to items of income and gain shall (to the extent permitted by law) be applicable to items of credit.
(c)
If, for any accounting period, (i) Section 9.2(b)(ii) does not apply and (ii) the aggregate of all items of income, gain, loss and deduction (other than those to be allocated pursuant to other Sections of this Article 9) is zero, then, except to the extent otherwise required by applicable law, all such items, and (to the extent permitted by law) all items of credit, shall be allocated among all Partners in proportion to their respective Partnership Percentages as in effect throughout such accounting period.
(d)
For these purposes, the “Target Amount” of a Partner at the end of any accounting period means the amount which such Partner would then be entitled to receive if, immediately following such accounting period: (i) all of the assets of the Partnership were sold for cash equal to their respective book values (or, in the case of assets subject to liabilities for which the creditor’s right is limited to assets of the Partnership, the amounts of such liabilities, if greater than the aggregate book values of such assets); and (ii) the proceeds of such sale were applied to pay all debts of the Partnership with the balance distributed as provided in Section 8.1, provided, however, that if the sale described in clause (i) would not generate proceeds sufficient to pay all debts of the Partnership, the Partners shall be considered entitled in the aggregate (and as among them in proportion to their respective Partnership Percentages) to receive, pursuant to Section 8.1, a negative amount equal to the excess of such debts over such proceeds.
9.3.
Limitation on Loss Allocations. Notwithstanding anything in this Agreement to the contrary, no loss or item of deduction shall be allocated to a Partner if such allocation would cause such Partner to have an Adjusted Capital Account Deficit as of the last day of the Fiscal Year or other period to which such allocation relates. Any amounts not allocated to a Partner pursuant to the limitations set forth in this paragraph shall be allocated to the other Partners to the extent possible without violating the limitations set forth in this paragraph, and any amounts remaining to be allocated shall be allocated among the Partners in accordance with their Partnership

Percentages.
9.4.
Intention and Construction of Allocations. It is the intention of the Partners to allocate Net Profits and Net Losses in such a manner as to cause each Partner’s Capital Account to always equal the amount of cash such Partner would be entitled to receive if the Partnership sold its assets for their respective book values and, after satisfying all Partnership liabilities, the proceeds from such sale, as well as all other funds of the Partnership, were then distributed to the Partners pursuant to Section 8.1. It is also the intent of the Partners that each Partner’s distributive share of income, gain, loss, deduction, credit (or item thereof) be determined and allocated consistently with the provisions of the Code, including Sections 704(b) and 704(c) of the Code. The provisions herein shall be so interpreted as necessary to accomplish the foregoing. If, for any reason, the General Partner deems it necessary in order to comply with the Code, the General Partner may, and hereby is, authorized and directed to allocate income, gain, loss, deduction or credit (or items thereof) arising in any year differently than as provided for in this Article 9 if, and to the extent, (i) that allocating income, gain, loss, deduction or credit (or item thereof) would cause the determinations and allocations of each Partner’s distributive share of income, gain, loss, deduction or credit (or item thereof) not to be permitted by the Code and any Regulations promulgated thereunder, or (ii) such allocation would be inconsistent with a Partner’s interest in the Partnership taking into consideration all facts and circumstances. Any allocation made pursuant to this Section 9.4 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Agreement, and no further amendment of this Agreement or approval by any Partner shall be required to effectuate such allocation. In making any such allocations (“New Allocations”) under this Section, the General Partner is authorized to act in reliance upon advice of counsel to the Partnership or the Partnership’s regular certified public accountants that, in their opinions after examining the relevant provisions of the Code and any current or future proposed or final Regulations thereunder, the New Allocations are necessary in order to ensure that, in either the then-current year or in any preceding year, each Partner’s distributive share of income, gain, loss, deduction or credit (or items thereof) are determined and allocated in accordance with the Code and the Partners’ interests in the Partnership. New Allocations made by the General Partner in reliance upon the advice of counsel and accountants as described above shall be deemed to be made in the best interests of the Partnership and all of the Partners consistent with the duties of the General Partner hereunder and any such New Allocations shall not give rise to any claim or cause of action by any Partner against the Partnership or the General Partner.
9.5.
Special Allocations. The following special allocations shall be made in the following order:

(a)
Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, in the event there is a net decrease in Partnership Minimum Gain during a Partnership taxable year, each Partner shall be allocated (before any other allocation is made pursuant to this Article 9) items of income and gain for such year (and, if necessary, for subsequent years) equal to that Partner’s share of the net decrease in Partnership Minimum Gain.
(i)
The determination of a Partner’s share of the net decrease in Partnership Minimum Gain shall be determined in accordance with Regulation Section 1.704-2(g).
(ii)
The items to be specially allocated to the Partners in accordance with this Section 9.5(a) shall be determined in accordance with Regulation Section 1.704-2(f)(6).

(iii)
This Section 9.5(a) is intended to comply with the Minimum Gain chargeback requirement set forth in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.
(b)
Partner Minimum Gain Chargeback: Except as otherwise provided in Section 1.704-2(i)(4), in the event there is a net decrease in Partner Minimum Gain during a Partnership taxable year, each Partner who has a share of that Partner Minimum Gain as of the beginning of the year, to the extent required by Regulation Section 1.704-2(i)(4) shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) equal to that Partner’s share of the net decrease in Partner Minimum Gain.
(i)
Allocations pursuant to this subparagraph (b) shall be made in accordance with Regulation Section 1.704-2(i)(4). This Section 9.5(b) is intended to comply with the requirement set forth in Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(c)
Qualified Income Offset Allocation. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) which would cause the negative balance in such Partner’s Capital Account to exceed the sum of (i) his obligation to restore a Capital Account deficit upon liquidation of the Partnership, plus (ii) his share of Partnership Minimum Gain determined pursuant to Regulation Section 1.704-2(g)(1), plus (iii) such Partner’s share of Partner Minimum Gain determined pursuant to Regulation Section 1.704-2(i)(5), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate such excess negative balance in his Capital Account as quickly as possible. This Section 9.5(c) is intended to comply with the alternative test for economic effect set forth in Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(d)
Gross Income Allocation. In the event any Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (i) any amounts such Partner is obligated to restore pursuant to this Agreement, plus (ii) such Partner’s distributive share of Partnership Minimum Gain as of such date, plus (iii) such Partner’s share of Partner Minimum Gain determined pursuant to Regulation Section 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 9.5(d) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 9 have been made, except assuming that Section 9.5(c), and this Section 9.5(d) were not contained in this Agreement.
(e)
Allocation of Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Partners in accordance with their respective Partnership Percentages.
(f)
Allocation of Partner Nonrecourse Deductions. Partner Nonrecourse Deductions shall be allocated as prescribed by the Regulations.
9.6.
Built-In Gain or Loss/Section 704(c) Tax Allocations. In the event that the Capital Accounts of the Partners are credited with or adjusted to reflect the fair market value of the Partnership’s property and assets, the Partners’ distributive shares of depreciation, depletion, amortization, and gain or loss, as computed for tax purposes, with respect to such property, shall be determined pursuant to Section 704(c) of the Code and the Regulations thereunder, so as to take account of the variation between the adjusted tax basis and book value of such property. Any deductions, income, gain or loss specially allocated pursuant to this Section 9.6 shall not be taken into account for purposes of determining Net Profits or Net Losses or for purposes of adjusting a Partners’ Capital Account.
9.7.
Recapture. Ordinary taxable income arising from the recapture of depreciation and/or investment tax credit shall be allocated to the Partners in the same manner as such depreciation and/or investment tax credit was allocated to them.
9.8.
Retention of Section 751 Assets. Upon the occurrence of an event which would otherwise cause a reduction in a Partner’s respective interest in the Partnership’s Section 751 assets (“substantially appreciated inventory” and “unrealized receivables” as defined in Section 751 of the Code), such as the admission of new Partners or otherwise, no such reduction shall occur with respect to Partners who were Partners immediately preceding such event and who continue to be Partners after the occurrence of such event but, rather, each such Partner shall retain his respective interest in the Partnership’s Section 751 assets existing immediately prior to such event.
9.9.
Prohibition Against Retroactive Allocations. Notwithstanding anything in this Agreement to the contrary, no Partner shall be allocated any loss, credit or income attributable to a period prior to his admission to the Partnership. In the event that a Partner Transfers all or a portion of his Partnership interest, or if there is a reduction in a Partner’s Partnership Percentage due to the admission of new Partners or otherwise, each Partner’s distributive share of Partnership items of income, loss, credit, etc., shall be determined by taking into account each Partner’s varying interests in the Partnership during the Partnership’s taxable year. For this purpose, unless the General Partner, in its sole discretion, elects to provide for an interim closing of the Partnership’s books, each Partner’s distributive share shall be estimated by taking the pro rata portion of the distributive share such Partner would have included in his taxable income had he maintained his Partnership Percentage throughout the Partnership year. Such proration shall be based upon the portion of the year during which such Partner held the Partnership Percentage, except that extraordinary, non- recurring items shall be allocated to the persons holding Partnership interests at the time such extraordinary items occur.
9.10.
Allocation of Nonrecourse Liabilities. The “excess nonrecourse liabilities” of the Partnership (within the meaning of Section 1.752-3(a)(3) of the Regulations) shall be allocated to the Partners in accordance with their respective Partnership Percentages.
9.11.
Fractions Rule. The allocations pursuant to this Article 9 are intended to satisfy the requirements of the “fractions rule” as defined in Code Section 514(c)(9)(E), and shall be interpreted in a manner consistent therewith. Notwithstanding anything contained in this Agreement to the contrary, the General Partner, in its good faith discretion, shall have the right to alter the manner in which the Net Profits or Net Losses of the Partnership for any Fiscal Year are allocated among the Partners as necessary to satisfy the requirements of Code Section 514(c)(9)(E); provided, however, that in no case shall the General Partner make any alterations in the allocations of such Net Profits or Net Losses of the Partnership for any Fiscal Year if such allocation would result in a material adverse change in the distributions that would be required to be made to the Partners pursuant to Section 8.1.
9.12.
Special Allocations to Sealy REIT – Preferred Shareholders. Notwithstanding any

provision herein to the contrary, the General Partner shall have the authority and discretion to cause the Partnership to make special allocations of Net Profits to Sealy REIT in connection with the special distributions of Distributable Cash made to Sealy REIT by the Partnership, from time to time, as described in Section 8.8 hereof.

ARTICLE 10. ADMISSION OF ADDITIONAL OR SUBSTITUTE PARTNER

10.1.
Admission of General Partner. A Person who owns an Interest in the Partnership may be admitted to the Partnership as an additional or substitute General Partner only with the prior written consent of the then current General Partner and the Limited Partners holding a Majority Interest.
10.2.
Admission of Limited Partner.
(a)
Additional Limited Partner. Pursuant to Section 4.2(b) hereof and Section 7.1 hereof (and prior to the occurrence of a Dissolution Event), the General Partner is authorized to admit other Persons to the Partnership as additional Limited Partners without Limited Partner consent (but subject to the same conditions contained below in Section 10.2(b) with respect to admission of substitute Limited Partners). After a Dissolution Event, the General Partner shall not admit other Persons to the Partnership as additional Limited Partners without the consent of the Limited Partners by Majority Vote.
(b)
Substitute Limited Partner. No assignee of a Limited Partner Interest of any Limited Partner shall be admitted to the Partnership as a Limited Partner unless all of the following conditions are satisfied:
(i)
the fully executed and acknowledged written instrument of assignment which has been filed with the General Partner sets forth the intention of the assignor that the assignee become a Limited Partner in its place;
(ii)
the assignor and assignee execute and acknowledge such other instruments as the General Partner may deem necessary or desirable to effect such admission, including, without limitation, the written acceptance and adoption by the assignee of the provisions of this Agreement and the assumption by the assignee of all obligations of the assignor under this Agreement;
(iii)
unless waived by the General Partner, the opinion described in Section 11.2(b) below has been delivered to the Partnership; and
(iv)
the assignee has paid all reasonable expenses incurred by the Partnership (including its legal fees), the cost of the preparation, filing and publishing of any amendment to the Partnership’s Certificate of Limited Partnership, any amendment to this Agreement or any amendments of filings under fictitious name registration statutes.

Once the above conditions have been satisfied, the assignee shall become a Limited Partner on the first day of the next following calendar month. The Partnership shall, upon substitution, thereafter make all further distributions on account of the interests so assigned to the assignee for such time as the interests are Transferred on its books in accordance with the above provisions. Any Person so admitted to the Partnership as a Limited Partner shall be subject to all provisions of this Agreement as if originally a party hereto.

ARTICLE 11. TRANSFERABILITY OF PARTNERSHIP INTERESTS

11.1.
Transfer by General Partner. The General Partner may not withdraw or Transfer all or any part of its Interest as a General Partner or permit the Transfer of a majority of the beneficial interests in or the control of the General Partner without the prior written consent of Limited Partners holding a Majority Interest; provided, however, that the General Partner may, without the consent of any Partner, pledge all or any part of its Interest as security for any financing involving the General Partner, Sealy or any Affiliate of the General Partner or Sealy.
11.2.
Transfers by Limited Partners.
(a)
Generally. Except as otherwise provided in Section 11.3 hereof, no Limited Partner may Transfer, in whole or in part, its Interest in the Partnership without the prior written consent of the General Partner, whose consent may be withheld for any or no reason, and, unless waived by the General Partner, without first providing an opinion of counsel as specified in Section 11.2(b) of this Agreement.
(b)
Transfers. No Transfer by a Limited Partner of its Interest in the Partnership, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of Sealy REIT to continue to qualify as a REIT or subject Sealy REIT to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.
(c)
Opinion. The opinion of counsel referred to above in Section 10.2(b), Section 11.2(a) and Section 11.2(b) above shall be (i) obtained at the expense of the transferor, (ii) from counsel acceptable to the General Partner, and (iii) to the effect that such Transfer (A) may be effected without registration of the Interest under the Securities Act of 1933, as amended, (B) does not cause the violation of any state or federal securities law (including any investment suitability standards) applicable to the Partnership, (C) does not have any adverse tax result for the Partnership, the General Partner, or the Limited Partners, and (D) shall not cause the Partnership or any entity in which the Partnership invests to be subject to any additional regulatory requirements (including, without limitation, those imposed by ERISA, or the registration requirements of the Investment Company Act of 1940, as amended, or to lose the “safe harbor” exemption from such registration which relates to the number of investors).
(d)
Status of Assignee After Transfer. A Person who has been Transferred a Limited Partner Interest in accordance with this Section 11.2 shall not become a substitute Limited Partner until all of the conditions of Section 10.2(b) have been satisfied.
(e)
Failure to Comply. Any Transfer of an Interest by a Limited Partner in violation of the provisions of this Section 11.2 shall be null and void.
11.3.
Redemptions of Units.
(a)
General Redemption Policy.

(i)
Except as otherwise provided in this Section 11.3, Limited Partners who have held their Units for at least one (1) year may request annually to have the Partnership redeem all or a portion of the respective Limited Partner’s Units (each such request a “Redemption Request”). As the Partnership’s Distributable Cash permits, Redemption Requests shall be accommodated quarterly on such date(s) as determined by the General Partner in its sole discretion. To be effective for a particular calendar quarter, a Redemption Request must be made in writing and provided to the General Partner at least thirty (30) days prior to the beginning of such calendar quarter (unless such thirty (30)-day notice period is waived by the General Partner). Redemption Requests shall be irrevocable upon receipt by the Partnership (unless the Partnership consents to revocation).
(ii)
To the extent that the Partnership does not have sufficient Distributable Cash to satisfy Redemption Requests in a particular calendar quarter, Units shall be redeemed in subsequent calendar quarters as cash becomes available. In any calendar quarter in which there is insufficient Distributable Cash to redeem all Units for which Limited Partners have requested redemption, redemptions shall be made with respect to all requesting Limited Partners pro rata based on the number of Units subject to outstanding Redemption Requests, without regard to the date of any Redemption Requests for which the General Partner has been properly notified. The General Partner shall have the discretion to determine the extent to which Distributable Cash is available for redemptions or should be reserved for ongoing expenses (including debt payments, investments, capital expenditures or reserves) or used to invest in Real Estate Assets; provided, however, that if the Partnership has not fully satisfied a Redemption Request during the calendar year for which such Redemption Request is effective, then the Partnership may, in the General Partner’s sole discretion, proceed to use commercially reasonable efforts to sell, finance or refinance Real Estate Assets or otherwise borrow funds or raise new equity through the issuance of additional Units in order to obtain the Distributable Cash needed to redeem the Units subject to such Redemption Request in full in subsequent calendar years. Notwithstanding the foregoing, the Partnership shall not in any event be required to redeem (and the General Partner shall have no obligation to attempt to obtain funds on behalf of the Partnership to redeem) in any calendar year (A) more than five percent (5%) of the aggregate Units outstanding (of both the Partnership and SIP IV on a combined basis) as of the beginning of such calendar year or (B) more than twenty-five percent (25%) of the Units held by any Limited Partner submitting a Redemption Request at the time of submission. In order to comply with the five percent (5%) cap described in the previous sentence, the General Partner, in its discretion, may limit reductions in any particular calendar quarter to one and 25/100 percent (1.25%) of the aggregate Units outstanding (of both the Partnership and SIP IV on a combined basis) as of the beginning of such calendar year. The foregoing limitations on Partnership redemption obligations shall be applied in a manner so as to treat the Partnership and SIP IV as one collective Entity, taking into account all outstanding Units of both the Partnership and SIP IV (provided, however, that Units issued by the Partnership to Sealy REIT and Units issued by SIP IV to its partners shall not be double-counted in applying such limitations).
(iii)
Pursuant to the General Redemption Policy, prior to the termination of the Offering, the redemption price the Partnership shall pay to redeem Units shall equal the then- current gross offering price per Unit less any Direct Selling Costs applicable to the respective class of Units; provided, however, that the redemption price the Partnership shall pay to redeem Units held for at least one (1) year but less than two (2) years will equal ninety-five percent (95%) of the then- current gross offering price per Unit less any Direct Selling Costs applicable to the respective class of Units as of the date of redemption (the “Redemption Date”). Following the termination of the Offering, the redemption price the Partnership shall pay to redeem Units shall equal the gross offering price of the class of Units being redeemed less any Direct Selling Costs applicable to that class of Units as of the last day of the Offering. The redemption price may be adjusted by the General Partner in its discretion based upon such factors as the General Partner deems relevant, including but not limited to (A) broad changes affecting capital markets or specific property sectors or geographic regions, (B) trends in capitalization rates, discount rates, interest rates, and other micro-economic and macro-economic trends, and (C) changes in the estimated value of the Partnership’s assets. Notwithstanding the foregoing, if the General Partner has made a determination of the Partnership’s NAV Per Unit, the redemption price shall be the most recent determination of the Partnership’s NAV Per Unit (or ninety-five percent (95%) of the most recent determination of the Partnership’s NAV Per Unit in the case of Units held for at least one (1) year but less than two (2) years).
(iv)
To the extent that the amount to be paid to a Limited Partner in redemption of all or a portion of its Units as of a particular Redemption Date would, if distributed to such Limited Partner pursuant to Section 8.1 hereof as of the Redemption Date, be in excess of the amount necessary to reduce such Limited Partner’s Preferred Return Account and Unreturned Invested Capital Account balances (in respect of the Units being redeemed) to zero (such excess cash defined as the “Excess Redemption Amount”), then (1) eighty percent (80%) of such Excess Redemption Amount shall be paid to such Limited Partner, and (2) twenty percent (20%) of such Excess Redemption Amount shall be paid to Sealy Investor (as part of Sealy Investor’s Subordinated Participation Interest).
(v)
The General Partner shall waive the one-year holding period requirement upon request due to the death or legal or medical disability of a Limited Partner (or a principal of such Limited Partner) (a “Death/Disability Event”), provided that the Partnership receives notice from the Limited Partner (or such Limited Partner’s estate or legal representative) within one (1) year after the Limited Partner’s (or principal’s) Death/Disability Event. In addition, in connection with a Death/Disability Event, the General Partner, in its sole discretion, may (but shall not be obligated to) give priority to a redemption request made by a Limited Partner that suffered a Death/Disability Event and/or waive any other prerequisites or limits on redemptions set forth in the General Redemption Policy. The redemption price for Units held by a Limited Partner that suffered a Death/Disability Event and the calculation and payment of any Excess Redemption Amount shall be determined in the same manner as ordinary redemption requests, except that the General Partner shall waive the five percent (5%) early redemption penalty in connection with Units held for at least one (1) year but less than two (2) years. Each requesting Limited Partner (or estate or legal representative thereof) shall provide such documentation regarding the Death/Disability Event of such Limited Partner (or principal thereof) as requested by the General Partner in its sole discretion, and the redemption price shall be paid within a reasonable time after presentation of such documentation. The General Partner shall have the sole discretion to determine whether a purported disability qualifies for special redemption consideration as described in this paragraph.
(vi)
At any time after the death of a Limited Partner, the Partnership shall have the right (but not the obligation) to redeem all (but not less than all) of the Units held by such deceased Limited Partner. The determination of the redemption price of such Units shall be made in accordance with subpart (iii) above.
(vii)
Any Redemption Request that would result in a Limited Partner owning less than $50,000 in Units (based upon the NAV Per Unit then in effect) shall be deemed to be a request for redemption of all of such Limited Partner’s Units.
(viii)
The General Partner and its Affiliates shall have the right to have Units redeemed in accordance with the General Redemption Policy just like any other Limited Partner (and without the consent of any Limited Partner);
(ix)
The Partnership shall not be required to redeem any Units pursuant to the General Redemption Policy if such redemption would cause a default under the terms of any Partnership or Subpartnership financing.
(x)
The General Partner may unilaterally amend, suspend or terminate the General Redemption Policy at any time.
(b)
Other Limited Partner Redemption Rights. Limited Partners that hold Interests other than Class I Units may have redemption rights with respect to their Interests that may or may not be on the same terms as the foregoing redemption rights of the Limited Partners.
(c)
Redemptions Made Outside General Redemption Policy. The General Partner may from time to time cause the Partnership to redeem or repurchase Units in a manner that is not in accordance with the General Redemption Policy on such terms and conditions as the General Partner determines in its sole discretion. For example, the General Partner may offer special redemptions to Limited Partners who obtained their Units in exchange for contributed property (i.e., non-cash contributions). No Limited Partner shall be required to participate in any such redemption, and no Limited Partner shall have the right to participate in any such redemption unless offered by the General Partner.
(d)
Closing of Redemptions. On each Redemption Date, (i) each applicable Limited Partner shall transfer its Units that are being redeemed to the Partnership (in full redemption of such Units) free and clear of any and all liens, encumbrances or claims of any kind or character whatsoever, and shall execute such documentation as determined by the General Partner in its reasonable discretion to be necessary to effectuate the transfer and redemption of such Units as contemplated pursuant to this Section 11.3, and (ii) the Partnership shall pay the redemption price for such Units (as described above in this Section 11.3) to such Limited Partner in full by certified check or wire transfer of immediately available federal funds.

ARTICLE 12. TERMINATION OF THE PARTNERSHIP

12.1.
Dissolution.
(a)
The Partnership shall be dissolved upon the happening of any of the following events (each a “Dissolution Event”):
(i)
the bankruptcy, insolvency, dissolution, death, resignation, withdrawal, retirement, insanity or adjudication of incompetency (collectively “Withdrawal”) of a General Partner, unless:
(A)
the remaining General Partners, if any, elect within sixty (60) days after such event to continue as the General Partners and to continue the Partnership and its business; or

(B)
if there is no remaining General Partner or if the remaining General Partner(s) do not make the election pursuant to Section 12.1(a)(i)(A) above, then, within ninety (90) days after such event, the Limited Partners by Super Majority Vote elect to continue the Partnership and, if there is no remaining General Partner, designate a substitute General Partner to continue the business of the Partnership and such substitute General Partner agrees in writing to accept such election;

(ii) the sale or other disposition of all or substantially all of the assets of the Partnership;

(iii) the decision by the General Partner to dissolve the Partnership;

(iv) at any time after December 31, 2030, the decision of the Limited Partners by Super Majority Vote to dissolve the Partnership; or

(v) the insolvency or bankruptcy of the Partnership, or the assignment by the Partnership for the benefit of creditors.

In the event of the General Partner’s Withdrawal under Section 12.1(a)(i) above or otherwise, the General Partner shall be converted to a special limited partner which shall have the same financial interests in the Partnership as it had as General Partner but shall have no right to participate in management of the Partnership.

(b)
Dissolution of the Partnership shall be effective upon the occurrence of a Dissolution Event, but the Partnership shall not terminate until the Partnership’s Certificate of Limited Partnership shall have been canceled and the assets of the Partnership shall have been distributed as provided below. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership as aforesaid, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement.
(c)
The bankruptcy, insolvency, dissolution, death or adjudication of incompetency of a Limited Partner shall not cause the dissolution of the Partnership. In the event of the bankruptcy, death or incompetency of a Limited Partner, his executors, administrators, personal representatives or other successors in interest (“Successor”) shall have the same rights that such Limited Partner would have had if he had not died or become bankrupt or incompetent, except that such Successor shall have no right to participate in the management of the Partnership, and the interest of such Limited Partner in the Partnership shall, until the termination of the Partnership, otherwise be subject to the terms, provisions and conditions of this Agreement as if such Limited Partner had not died or become bankrupt or incompetent. In the event of any other withdrawal of a Limited Partner, the Limited Partner shall only be entitled to Partnership distributions distributable to him but not actually paid to him prior to such withdrawal and shall not have any right to have his Partnership interest purchased or paid for.
12.2.
Liquidation.
(a)
Except as otherwise provided in Section 12.1, upon dissolution of the Partnership, the General Partner shall liquidate the assets of the Partnership, apply and distribute the proceeds thereof as contemplated by this Agreement and cause the cancellation of the

Partnership’s Certificate of Limited Partnership. As soon as possible after the dissolution of the Partnership, a full account of the assets and liabilities of the Partnership shall be taken, and a statement shall be prepared by the independent accountants then acting for the Partnership setting forth the assets and liabilities of the Partnership. A copy of such statement shall be furnished to each of the Partners within ninety (90) days after such dissolution. Thereafter, the assets shall be liquidated as promptly as possible and the proceeds thereof shall be applied in the following order (provided, however, that if the dissolution of the Partnership is triggered by the affirmative vote of Limited Partners pursuant to Section 12.1(a)(iv) above, then the liquidation of the Partnership’s assets shall occur in an orderly fashion over a period not to exceed thirty-six (36) months):
(i)
the expenses of liquidation and the debts of the Partnership, other than the debts owing to the Partners, shall be paid by the Partnership. Any Reserves shall be established or continued which the General Partner deems reasonably necessary for any liabilities to be satisfied in the future, for any contingent or unforeseen liabilities or obligations of the Partnership or for its liquidation. Such Reserves shall be held by the Partnership for the payment of any of the aforementioned contingencies, and at the expiration of such period as the General Partner shall reasonably deem advisable, the Partnership shall distribute the balance thereafter remaining in the following manner:
(ii)
such debts as are owing to the Partners, including in the case of the General Partner unpaid expense accounts or advances made to or for the benefit of the Partnership, shall be paid; and
(iii)
the balance, if any, distributed to the Partners pro rata in accordance with each Partner’s positive Capital Account balance after all adjustments to such Capital Accounts have been made including, without limitation, allocations of Net Profits and Net Losses. It is the intent of the Partners that the amount of cash distributed to each Partner pursuant to this Section 12.2(a)(iii) corresponds to the amount each Partner would receive if amounts distributable pursuant to this Section 12.2(a)(iii) instead were distributable pursuant to Section 8.1, and the allocations provided for in Article 9 are intended to produce that result. If for any reason the amount of cash otherwise distributable to each Partner pursuant to this Section 12.2(a)(iii) differs from the amounts that each Partner would receive if such amounts were distributable pursuant to Section 8.1, then the General Partner may, and hereby is, authorized and directed to allocate Partnership income, gain, loss, deduction or credit (or items thereof) for the current Fiscal Year or, if necessary, prior Fiscal Years, to the Partners to the extent necessary to eliminate all such differences to the extent permitted by the Code and the applicable Regulations.
(b)
Upon dissolution of the Partnership, each Partner shall look solely to the assets of the Partnership for the return of its investment, and if the Partnership’s assets remaining after payment and discharge of debts and liabilities of the Partnership, including any debts and liabilities owed to any one or more of the Partners, are not sufficient to satisfy the rights of the Limited Partners, they shall have no recourse or further right or claim against the General Partner or any other Partner.
(c)
If any assets of the Partnership are to be distributed in kind, such assets shall be distributed on the basis of the fair market value thereof, and any Partner entitled to any interest in such assets shall receive such interest therein as a tenant-in-common with all other Partners so entitled. The fair market value of such assets shall be determined by an independent appraiser to be selected by the Partnership’s accountants.

ARTICLE 13. PARTNERSHIP FUNDS

All deposits in and withdrawals from Partnership bank accounts shall be made by the General Partner or such other Person or Persons employed by the General Partner as it may from time to time designate. Pending utilization of funds in the operations of the Partnership, such funds may be deposited by the General Partner in savings or checking accounts or in such investments as it deems desirable.

ARTICLE 14. BOOKS AND RECORDS: REPORTS

14.1.
Books and Records. The Partnership shall keep adequate books and records at the principal place of business of the Partnership or at such other place as the General Partner may determine, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Partnership. Such books and records shall be open to the inspection and examination of all Partners or their duly authorized representatives at any reasonable time and to all limited partners of the Limited Partner.
14.2.
Accounting Method. The accounting basis on which the books of the Partnership are kept shall be the accrual method. The “Fiscal Year” of the Partnership shall be the calendar year. To the extent permitted by the Code, the Partnership shall utilize the cash basis of accounting for income tax reporting purposes.
14.3.
Reports.
(a)
Annual Audited Financial Statements and Income Tax Return. Unless the Partners otherwise agree, the Partnership’s annual income tax return and annual financial statements which shall include a balance sheet and the related statements of income and changes in financial position shall be prepared by certified public accountants engaged by the Partnership and shall be accompanied by a report stating that an audit of such financial statements has been made in accordance with generally accepted auditing standards, stating the opinion of the accountant in respect of the financial statements and accounting principles and practices reflected therein and as to the consistency of the application of the accounting principles, and identifying any matters to which the accountant takes exception and stating, to the extent practicable, the effect of each such exception on such financial statements. The General Partner shall use commercially reasonable efforts to transmit within one hundred twenty (120) and ninety (90) days, respectively, after the end of the Fiscal Year to each person who was a Partner during such Fiscal Year both a copy of such financial statements and a report indicating such Person’s respective proportionate share of the profits, losses, tax credits, deductions, tax preference items and investment credits, if any, for such Fiscal Year for Federal income tax purposes (including, without limitation, a Schedule K-1).
(b)
Annual Valuation Statements. The General Partner shall use commercially reasonable efforts to transmit within sixty (60) days after the end of the Fiscal Year to each Partner an estimate of the fair market value of each Real Estate Asset.
(c)
Quarterly Statements. The General Partner shall use commercially reasonable efforts to transmit within thirty (30) days after the end of each quarter of the Partnership’s Fiscal Year to each Partner an operational summary of the Portfolio.
14.4.
Meetings of Partners. Meetings of the Partners may only be called by the General

Partner or Limited Partners holding at least twenty-five percent (25%) of the Partnership Percentages. All meetings must be scheduled at least thirty (30) days in advance (unless waived in writing by all of the Partners) and shall be held at the Partnership’s principal place of business or at such other location as the General Partner decides in its sole discretion. Notwithstanding the foregoing, the approval of any action hereunder shall not require a physical meeting of the Partners.
14.5.
Tax Elections. All tax elections on behalf of the Partnership (including, without limitation, an election under Section 754 of Code) may be made or rescinded by the General Partner in its sole discretion and without the consent of any Limited Partner.

ARTICLE 15. WAIVER OF PARTITION

The Partners hereby waive any right of partition or any right to take any other action which otherwise might be available to them for the purpose of severing their relationship with the Partnership or their interest in assets held by the Partnership from the interest of the other Partners.

ARTICLE 16. GENERAL PROVISIONS

16.1.
Amendments.
(a)
Except as otherwise provided in Section 16.1(b) below, no alteration, modification or amendment of this Agreement shall be made unless approved in writing by the General Partner and the Limited Partners by Majority Vote.
(b)
Notwithstanding any other provision herein, the General Partner may, without the consent or approval of any Limited Partners, (1) make such amendments to this Agreement which are necessary to (i) add to the representations, duties or obligations of the General Partner, (ii) admit additional or substitute Partners in accordance with Article 10 and/or reflect the issuance of additional Units in accordance with this Agreement (including, without limitation, amending this Agreement to reflect voting and/or economic preferences associated with such issued Units), (iii) correct a typographical error, correct any manifest error, correct or supplement any provision which may be inconsistent with any other provisions, (iv) add to the voting rights or other administrative rights of the ERISA Partners and PERISA Partners in order to avoid the characterization of the Partnership’s assets as “plan assets” under ERISA or comparable state law or implement the withdrawal of an ERISA Partner or PERISA Partner in accordance with Section 7.9 hereof, (v) delete from or add to any provision required to be so deleted or added by a state securities commission, which addition or deletion is deemed by such commission to be for the benefit or protection of the Limited Partners, (vi) implement equitable solutions to correct any economic inequities among Limited Partners (as determined by the General Partner in its reasonable discretion) that have resulted from or may result from the application of the provisions contained in this Agreement, including without limitation those provisions related to (A) Capital Contributions of property as negotiated with one or more Limited Partners (and the timing, valuation and record ownership of property so contributed thereof), and (B) distributions of cash and property (and the timing and amounts thereof), or (vii) reflect the redemption of Units of one or more Partners, (2) make such amendments to this Agreement (including, without limitation, amendments and restatements of this Agreement) which do not modify or change the rights, duties, or obligations of any Partner in any respect (except as otherwise permitted above under this Section 16.1(b)) and are primarily made for administrative convenience, or (3) make such amendments to the tax allocation provisions and related provisions contained in this Agreement (including, without limitation, amendments and restatements of this Agreement) which the General Partner determines are reasonably necessary to satisfy the requirements of the “fractions rule” as defined in Code Section 514(c)(9)(E), but only so long as any such amendment would not result in a material adverse change in the distributions that would be required to be made to the Partners pursuant to Section 8.1; provided, however, that no amendment shall be adopted pursuant to this Section 16.l(b) unless the adoption thereof does not affect the status of the Partnership as a partnership for federal income tax purposes.
(c)
Except as otherwise expressly provided for herein, whenever the General Partner desires to take any action which requires the consent or approval of all or a portion of the Limited Partners, the General Partner shall give written notice thereof (delivered in accordance with the requirements of Section 16.2 of this Agreement) to each Partner from which any consent or approval is required describing the proposed action. As soon as practicable thereafter, each such Partner shall give the General Partner written notice (delivered in accordance with the requirements of Section 16.2 of this Agreement) that such Partner either consents to or approves or does not consent to or approve the proposed action. In the event that any such Partner fails to respond (as provided herein) on or before the fifteenth (15th) day following notice, as provided herein, of any such proposed action by the General Partner requiring consent of the Partners, that Partner shall be conclusively presumed to have consented to or approved such action.
16.2.
Notices.
(a)
Any notice to be given under this Agreement shall be made in writing and shall be deemed to have been duly given when delivered against written receipt or when mailed by certified or registered mail, return receipt requested, postage prepaid, addressed as set forth below:
(i)
If to the General Partner or the Partnership:

Sealy Industrial Partners IV GP, LLC 333 Texas Street, Suite 1050

Shreveport, Louisiana 71101 Attention: Mark P. Sealy

(ii)
If to any Limited Partner, such notice shall be mailed to the address of the Limited Partner appearing on the records of the Partnership.
(b)
Any Partner may change the address to which notices shall be sent by giving notice of such change to the Partnership, and to other Partners, in conformity with the provisions of this Section for the giving of notice.
16.3.
Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws, of the State of Georgia, notwithstanding any conflict-of-law doctrines of such State or other jurisdiction to the contrary.
16.4.
Binding Nature of Agreement. Except as otherwise provided, this Agreement shall be binding upon and inure to the benefit of the Partners and their personal representatives, successors and assigns.
16.5.
Additional Partners. Each substitute, additional, or successor Partner shall become a signatory hereto by signing such number of counterparts of this Agreement and such other instrument or instruments, and in such manner, as the General Partner shall determine. By so signing, each substitute, additional, or successor Partner, as the case may be, shall be deemed to have adopted and to have agreed to be bound by all the provisions of this Agreement; provided, however, that no such counterpart shall be binding until it shall have been signed by the General Partner and the existing Limited Partners, and the admission of such substitute, additional, or successor Partner shall have been set forth in an amendment to this Agreement and such amendment shall, if required, have been filed in accordance with the laws of the State of Georgia.
16.6.
Validity. In the event that all or any portion of any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.
16.7.
Entire Agreement. This Agreement, together with all the Exhibits, documents, instruments and materials defined herein or which are referred to herein, constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understanding, inducements or conditions, express or implied, oral or written, except as herein contained. In the event of an inconsistency between this Agreement and the Memorandum, the terms of this Agreement shall control.
16.8.
Deficit Balances. No Partner shall be obligated to eliminate any deficit balance in its respective Capital Account or to bring its respective Capital Account into any parity with the Capital Account of any other Partner; provided that this provision shall not affect or impair any specific obligation of the Partners under the terms of this Agreement.
16.9.
Indulgences, Etc. Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege; nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and signed by the party asserted to have granted such waiver.
16.10.
Execution in Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single contract, and each of such counterparts shall for all purposes be deemed to be an original. This Agreement may be executed and delivered by fax (telecopier); any original signatures that are initially delivered by fax shall be physically delivered with reasonable promptness thereafter. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
16.11.
Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.
16.12.
Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, any other gender, masculine, feminine or neuter, as the context requires.

16.13.
Remedies. In the event of any breach of this Agreement by any Partner or default by any Partner in connection with performing any obligation of such Partner under this Agreement, the Partnership’s and the non-defaulting Partner’s rights and remedies contained herein or in any other agreement shall be cumulative and shall not be exclusive of any other rights or remedies which the Partnership or the non-defaulting Partner may have at law or in equity.
16.14.
Number of Days. In computing the number of days for the purpose of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.
16.15.
Interpretation. No provision of this Agreement is to be interpreted for or against either party because that party or that party’s legal representative drafted such provision.
16.16.
Corporate Authority. Any corporation, partnership or limited liability company signing this Agreement represents and warrants that the execution, delivery and performance of this Agreement by such entity has been duly authorized by all necessary action of the governing body of such entity.
16.17.
Third-Party Beneficiaries. Notwithstanding anything to the contrary contained herein, no provision of this Agreement is intended to benefit any party other than the Partners hereto and their successors and assigns in the Partnership and shall not be enforceable by any other party.
16.18.
Partnership Representative.
(a)
The General Partner is hereby designated as the “Partnership Representative” for purposes of Code Sections 6221 through 6241. Each Limited Partner hereby consents to the General Partner serving as the Partnership Representative and agrees that, upon request of the Partnership Representative, it shall execute, acknowledge, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.
(b)
The Partnership Representative shall be authorized to represent the Partnership (at the expense of the Partnership) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to (i) sign consents, enter into settlement and other agreements with such authorities with respect to any such examinations or proceedings and (ii) expend the Partnership’s funds for professional services incurred in connection therewith.
(c)
The Partnership Representative may, in its discretion, cause the Partnership, in connection with any audit or proposed adjustment by the Internal Revenue Service, to make a valid election pursuant to Code Section 6226 and to comply with any requirements necessary to the continued validity of such election and accordingly to require each Person who was a Limited Partner during the taxable year of Partnership that was audited (a “Review Year”) to personally bear any tax, interest and penalty resulting from adjustments based on such audit, and shall notify each such Person (and the Internal Revenue Service) of its share of such audit adjustments. Each Limited Partner agrees to the foregoing, even if such Person is no longer a Limited Partner.
(d)
In the event that the Partnership is unable (or otherwise fails) to make an election pursuant to Code Section 6226 and the Partnership is subject to an entity-level tax (including any interest, addition to tax, or penalties related thereto, an “Entity Tax”) as a result of adjustments to items of income, gain, deduction, loss or credit of the Partnership for any Review Year, then (i) each Limited Partner agrees that each Person who was a Limited Partner during the taxable year of the Partnership that was audited, even if such Person is no longer a Limited Partner, shall pay to the Partnership an amount equal to such Person’s proportionate share of such liability, as determined by the General Partner, based on the amount each such Person should have borne (computed at the tax rate used to compute the Partnership’s liability, as may be adjusted pursuant to clause (ii) below) had the Partnership’s tax return for such taxable year reflected the audit adjustment, and the expense for the Partnership’s payment of such Entity Tax shall be specially allocated to such Persons (or their successors) in such proportions and (ii) the General Partner shall use commercially reasonable efforts to (x) if a Limited Partner was a tax-exempt entity during such Review Year, reduce the amount of such Entity Tax liability owed by the Partnership on account of the tax-exempt status of such Limited Partner as provided in Code Section 6225(c)(3), (y) if a Limited Partner was a C corporation or an individual (as determined pursuant to the revised partnership audit procedures created pursuant to the Bipartisan Budget Agreement Act of 2015) during such Review Year, reduce the amount of such Entity Tax liability owed by the Partnership on account of such status as provided in Code Section 6225(c)(4), and (z) reduce, to the extent possible, the Entity Tax liability based on any other provisions of the Code or Treasury Regulations thereunder that may be applicable in such circumstance.
(e)
The General Partner is specifically directed and authorized to take whatever steps it deems necessary or desirable (in its sole discretion) to perfect the General Partner’s designation as Partnership Representative, including, without limitation, filing any forms or documents with the Internal Revenue Service and taking such other action as the General Partner in its discretion determines may from time to time be required or advisable under Treasury Regulations. Without limiting the generality of the foregoing, the Partnership Representative has the sole and absolute authority to make any elections on behalf of the Partnership permitted to be made pursuant to Section 754 or any other section of the Code or the Treasury Regulations promulgated thereunder. Each Limited Partner hereby consents to the Partnership Representative extending the statute of limitations with respect to such Limited Partner regarding Partnership tax items (without the further consent of such Limited Partner being required) and settling any dispute with a taxing authority for the Partnership.
(f)
The provisions of this Section 16.18 shall survive the termination of the Partnership and shall remain binding on the Limited Partners for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the U.S. federal income taxation of the Partnership or the Limited Partners, and for the Limited Partners to satisfy their obligations hereunder. Each Limited Partner shall file tax returns consistent with the tax treatment of the Partnership’s tax returns.
16.19.
Time of Essence. TIME IS OF THE ESSENCE in connection with this Agreement.
16.20.
Exhibits. All exhibits referred to herein and attached hereto are hereby incorporated in this Agreement by reference.
16.21.
Compliance with Anti-Money Laundering Requirements. Notwithstanding any other provision of this Agreement to the contrary, the General Partner, in its own name and on behalf of the Partnership, shall be authorized without the consent of any Person, including any other Partner, to take such action as it determines in its sole discretion to be necessary or advisable to comply with any anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures, including the actions contemplated by the Subscription Agreements.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have set their hands as of the date first above written.

GENERAL PARTNER:

SEALY INDUSTRIAL PARTNERS IV GP,

LLC, a Georgia limited 1,bilitJ company

By:/s/ Mark P. Sealy

Mark P. Sealy, Manager

LIMITED PARTNERS:

SEALY SIP IV INVESTOR, LLC, a Georgia

limited liability company

By: /s/ Mark P. Sealy

Mark P. Sealy, Manager

SEALY INDUSTRIAL PARTNERS IV REIT,

LLC, ware limited liability company

By: /s/ Scott P. Sealy, Sr.

Scott P. Sealy, Sr., Manager

By: /s/ Mark P. Sealy

Mark P. Sealy, Manager

By: /s/ Scott P. Sealy, Jr.

Scott P. Sealy, Jr.,Manager

By: /s/ Michael P. Sealy

Michael P. Sealy, Manager

WITHDRAWING LIMITED PARTNER:

/s/ Mark P. Sealy

MARK P. SEALY

The other Limited Partners have signed this Agreement by their signatures on their respective Subscription Agreements.

SIGNATURE PAGE TO FIRST AMENDED AND RESTATED

AGREEMENT OF UM/TED PARTNERSHIP OF SEALY INDUSTRIAL PARTNERS IV OP, LP

EXHIBIT “A”

Partners

General Partners:

General Partners	Address	Agreed Value of Initial Capital Contribution	Number and Type of Units
Sealy Industrial Partners IV GP, LLC*	333 Texas Street Suite 1050 Shreveport, LA 71101	$5,000.00	55.4016 Class I Units

*Sealy Industrial Partners IV GP, LLC is both a General Partner and a Limited Partner.

Limited Partners:

Admission Date – April 22, 2022 (Initial Closing)

Limited Partners	Address	Agreed Value of Initial Capital Contribution	Number and Type of Units
Sealy SIP IV Investor, LLC	333 Texas Street Suite 1050 Shreveport, LA 71101	$245,000.00	2,714.6814 Class I Units
Sealy Industrial Partners IV REIT, LLC	333 Texas Street Suite 1050 Shreveport, LA 71101	$10,000.00	110.8033 Class I Units

Admission Date – After Initial Closing

Limited Partners	Address	Agreed Value of Initial Capital Contribution	Number and Type of Units
[List of Limited Partners is on file with the Partnership]